As filed with the Securities and Exchange Commission on September 15, 2006

Registration No. 333-127644

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3200738
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

65 Challenger Road
Ridgefield Park, NJ 07660

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Yaron Eitan
CEO and President
65 Challenger Road
Ridgefield Park, NJ 07660
(201) 708-9801

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990	Kenneth S. Rose, Esq. Morse Zelnick Rose & Lander, LLP 405 Park Avenue Suite 1401 New York, NY 10022 Telephone: (212) 838-5030 Facsimile: (212) 838-9190

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

	Calculation of Registration Fee
Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant (2)	8,517,188 Units	$8.00	$68,137,500	$7,290,71
Shares of Common Stock included as part of the Units (2)	8,517,188 Shares	—	—	—	(3)
Warrants included as part of the Units (2)	8,517,188 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	8,517,188 Shares	$5.00	$42,585,940	$4,556.70
Representative's Unit Purchase Option	1	$100.00	$100	—	(3)
Units underlying the representative's Unit Purchase Option (‘‘Representative's Units’’)	740,625 Units	$8.80	$6,517,500	$697,37
Shares of Common Stock included as part of the Representative's Units (4)	740,625 Shares	—	—	—	(3)
Warrants included as part of the Representative's Units	740,625 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative's Units (4)	740,625 Shares	$5.50	$4,073,438	$435,86
Total			$121,314,478	$12,980.64	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,110,938 Units and 1,110,938 shares of Common Stock and 1,110,938 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional shares as may be issued as a result of stock splits, stock dividends or similar transactions.

(5)	Previously paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus
SUBJECT TO COMPLETION, September 15, 2006

Prospectus

$59,250,000
Vector Intersect Security Acquisition Corp.
7,406,250 units

Vector Intersect Security Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified operating businesses. We intend to focus on identifying one or more prospective target businesses in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion with respect to such a transaction.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•	One share of our common stock; and

•	One warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                 , 2007 [one year from the date of this prospectus], and will expire on                 , 2011 [five years from the date of this prospectus], or earlier upon redemption.

Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC, in which Messrs. Eitan and Churchill are members, have agreed to purchase an aggregate of 93,750 units at a purchase price of $8.00 per unit ($750,000 in the aggregate) in a private placement that will occur immediately prior to this offering. Such units will be identical to the units in this offering. The purchasers in the private placement will not have any right to any liquidation distributions with respect to the shares included in these units in the event we fail to consummate a business combination.

We have granted the underwriters a 45-day option to purchase up to 1,110,938 additional units solely to cover over-allotments, if any (over and above the 7,406,250 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative of the underwriters, Rodman & Renshaw, LLC, for $100, as additional compensation, an option to purchase up to a total of 740,625 units at a per-unit offering price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the representative's option are exercisable at $5.50 (110% of the exercise price of the warrants included in the units sold in this offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate being quoted on the OTC Bulletin Board under the symbol              on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols          and             , respectively. The common stock and warrants comprising the units will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. Investing in our securities involves a high degree of risk.

See ‘‘Risk Factors’’ beginning on page 17 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Vector Intersect Security Acquisition Corp.
Per unit	$8.00	$0.48	$7.52
Total	$59,250,000	$3,555,000	$55,695,000

(1)	The underwriters have agreed to deposit 4.0% of the gross proceeds attributable to the underwriters' discount ($0.32 per unit) into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination.

Upon completion of this offering and the private placement, $58,132,000 will be deposited into a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes (i) $2,370,000 of deferred underwriting discounts and commissions and (ii) $750,000 of gross proceeds from the sale of 93,750 units in a private placement immediately prior to this offering, which amounts will be forfeited if a business combination is not consummated. As a result, based upon amounts originally placed in the trust account (and assuming that the trust account is not reduced due to the claims of creditors) our public stockholders will receive approximately $7.85 per unit (plus interest earned on the trust account, net of taxes payable and up to $1,500,000 of interest that may be released to us to fund working capital and repay management loans) in the event of our dissolution if we fail to consummate a business combination within the time periods described in this prospectus.

We are offering the units for sale on a firm-commitment basis. Rodman & Renshaw, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                 , 2006.

                , 2006

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors beginning on page 14 and the financial statements and related notes and other financial information included in this prospectus. Unless otherwise stated in this prospectus, references to ‘‘we,’’ ‘‘us’’ or ‘‘our Company’’ refer to Vector Intersect Security Acquisition Corp.; references to our ‘‘existing stockholders’’ means the holders of our common stock immediately prior to the date of this prospectus; and references to ‘‘public stockholders’’ means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option and references in this prospectus to ‘‘units’’ include 93,750 units that Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC, in which Messrs. Eitan and Churchill are members, have agreed to purchase in a private placement immediately prior to this offering. All share and per share information in this prospectus gives effect to a 1-for-2.5 reverse stock split effected in June 2006.

We are a blank check company organized under the laws of the State of Delaware on July 19, 2005. We were formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries. To date, our efforts have been limited to organizational activities. We intend to utilize our cash derived from the net proceeds of this offering, our authorized and unissued shares of common and preferred stock, debt or a combination thereof to effect this business combination. We do not have any specific business combination under consideration, we have not had any discussions with any target business regarding a possible business combination and, our officers and directors have agreed that they will not recommend to our shareholders that they approve a business combination with an entity that is affiliated with any of our officers or directors, or that is an entity in which any of our officers or directors, or any of their respective affiliates, has a direct or indirect investment.

We believe that businesses involved in the homeland security, national security and command and control industries represent attractive acquisition targets for a number of reasons, including:

•	the potential for participating in the large defense and security industry, both domestically and internationally, generally;

•	the increase in global demand for integrated security-related products and services (including command and control systems) since September 11, 2001;

•	the development and applications of new technologies that have the potential to enhance and meet security and defense requirements;

•	the trend towards integrated networked solutions; and

•	the potential increase in cyber-terrorist attacks on an enterprise's digital assets.

We have not conducted any research with respect to identifying the likelihood of consummating a business combination or the specific number and characteristics of the potential target businesses within any segment of the homeland security, national security or command and control industries, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable target businesses. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses with a collective fair market value of at least equal to 80% of our net assets (excluding any funds held in the trust account for the benefit of the underwriters) at the time of such acquisition. As used in this prospectus, a ‘‘target business’’

shall mean an operating business based either in the United States or abroad that conducts business in the homeland security, national security or command and control industries or businesses relating to the manufacture of products for use in such industries and a ‘‘business combination’’ shall mean the acquisition by us of one or more target businesses. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets (excluding any funds held in the trust account for the benefit of the underwriters). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other methods of financing, although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and distribution which will include the liquidation of our trust account to our public stockholders.

Except as described below, we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. None of our affiliates, representatives or any third party have undertaken, directly or indirectly, any diligence, discussions (except as described below), negotiations and/or similar activities with respect to a business combination transaction with us. Marc L. Abramowitz, our former chief executive officer and a current director, however, received three unsolicited communications immediately following our initial registration statement filing from people allegedly representing business acquisition candidates. In each case, Marc L. Abramowitz responded to such persons that he was unable and unwilling to discuss the offering or any potential business acquisition candidates until the offering has been completed. Neither the names nor the details of the potential target businesses were discussed.

In determining the size and nature of this offering, management held extensive meetings with Rodman & Renshaw, both prior to inception of the Company and thereafter (including after the initial filing of the registration statement of which this prospectus is a part), with respect to the state of capital markets, generally, and the amount Rodman & Renshaw believed it reasonably could raise on behalf of the Company given the Company's proposed target industries. Management believes that it would be able to pursue either divisions or subsidiaries of larger companies or smaller companies with attractive valuations that are in need of a new experienced management team. While neither management nor any of management's agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business, based upon management's experience in acquiring companies, management believes that the size of the offering, and the amount to be held in trust, is adequate, especially when combined with the potential issuance of additional equity and/or debt securities, to acquire a company in one of our targeted industries.

Our offices are located at Vector Intersect Security Acquisition Corp., Attention: Yaron Eitan, 65 Challenger Road, Ridgefield Park, NJ 07660 and our telephone number there is (201) 708-9801.

Private Placement

Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC, in which Messrs. Eitan and Churchill are members, have agreed that they will purchase an aggregate of 93,750 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering. The $750,000 of gross proceeds from the private placement will be held in the trust account for the benefit of the public stockholders. See ‘‘Principal Stockholders.’’

The Offering

Securities offered	7,406,250 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will trade separately on the 20th trading day following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable (based on its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular); provided, however, in no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. In the event earlier separate trading is permitted, we will file a current report on Form 8-K to notify stockholders of such separate trading. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include those proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock:

Number outstanding before this offering and the private placement	1,875,000 shares

Number to be outstanding after this offering and the private placement	9,375,000 shares, or 10,485,938 shares if the underwriter's over-allotment option is exercised in full (assuming that no dividend is declared to maintain the 20% ownership of our existing stockholders).

Warrants:

Number outstanding before this offering and the private placement	0

Number to be outstanding after this offering and the private placement	7,500,000 warrants, or 8,610,938, if the underwriters over-allotment option is exercised in full

Exercisability	Each warrant is exercisable for one share of common stock and may be exercised on a cashless basis as follows. Upon the surrender of warrants to us for exercise on a cashless basis, a holder will receive that number of shares of our common stock issuable upon exercise of such holder's surrendered warrants less that number of shares of our common stock having a fair market value equal to the aggregate exercise price of the warrants exercised by the holder.

Under the Warrant Agreement, no shares may be delivered upon exercise of the warrants unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares, the warrants may become worthless. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available and if permitted by the blue sky laws of such jurisdictions. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, securities or other consideration in lieu of physical settlement in shares of our common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, or

•	, 2007 [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of Rodman & Renshaw, LLC's unit purchase option):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days' prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If these conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption, by paying the exercise price in cash or on a cashless basis as described in this prospectus. However, we cannot assure you that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:

Units	[ ]

Common Stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust	$58,132,000 (approximately $7.75 per unit sold in the public offering and private placement or, in the event that we liquidate, $7.85 per unit sold in the public offering (based on the amount originally placed in trust and assuming no reduction in the trust account)) will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be entered into on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). This amount consists of the estimated $55,762,000 net proceeds of this offering and the private placement (approximately $7.53 per unit sold in this offering) payable to us and $2,370,000 of the proceeds ($0.32 per unit sold in this offering) attributable to the underwriters’ discount. These proceeds will not be released until the earlier of the completion of a business combination or implementation of our plan of dissolution and distribution. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than up to $1,500,000 of interest earned on the trust account that may by released to us) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from amounts available outside the trust account and up to $1,500,000 of interest earned on the trust account that may be released to us to fund our working capital requirements and repay our management loans. The $2,370,000 of the proceeds attributable to the underwriters' discount (and accrued interest thereon, net of taxes payable) will be paid to the underwriters upon completion of a business combination on the terms described in this prospectus or to our public stockholders if we dissolve and liquidate the trust account, but will, in no event, be available for use by us in a business combination.

In addition, although we will seek to have all vendors, prospective target businesses or other entities that we do business with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. In addition, since we currently anticipate complying with Section 281(b) of the Delaware General Corporation Law if we are forced to dissolve, we would be required to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years, which could force us to use monies held in trust to pay the claims of creditors in order to dissolve.

If we dissolve before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Yaron Eitan, our Chief Executive Officer, has agreed to indemnify us for all claims of vendors (which does not include, for example, third party creditors, but does include accountants, lawyers, investment bankers, consultants and analysts) for services rendered or contracted for or products sold to us, but only to the extent that we fail to obtain valid and enforceable waivers from such vendors necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amounts held in the trust account. Based on information we have obtained from Mr. Eitan, we currently believe that he is of substantial means and capable of funding a shortfall in our trust account even though we have not asked him to reserve for such an eventuality. However, we cannot assure you that he will be able to satisfy those obligations. Further, he will not be personally liable to pay debts and obligations to prospective target businesses (if, for example, a business combination is not consummated with such prospective target businesses) or for claims from any entity other than vendors.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a ‘‘no-shop’’ provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Prior to completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•	Reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible targets and business combinations;

•	Repayment of $348,791 of loans, $205,000 of which is at 4% annual interest and 143,791 of which is at 5.5% annual interest, made by members of our management team to date to cover offering expenses solely from interest earned on the trust account;

•	Repayment of up to $500,000 of loans that may be extended to us by management under a line of credit that will be made available to us upon the closing.

Upon completion of this offering, certain of our officers and directors may seek reasonable reimbursement not to exceed $7,500 per month for office space and administrative support related to our acquisition efforts. We expect that any reimbursement of these expenses will be pre-approved by the independent and disinterested members of our board of directors.

Stockholders must approve business combination	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock then owned by them in favor of the business combination. We will proceed with a business combination only if a majority of the shares of common stock voted are voted in favor of the business combination and public stockholders owning less than 20% of the aggregate shares sold in this offering exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder's shares for a pro rata share of the trust account. Such stockholder must have also exercised his, her or its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination	In the event that we consummate a business combination, public stockholders voting against the business combination will be entitled to convert their stock into a pro rata share of the trust account (excluding the portion attributable to the private placement), including any interest earned (net of taxes payable) on their portion of the trust account, if the business combination is approved and completed. Public stockholders who redeem their stock for a share of the trust account will continue to have the right to exercise any warrants they may hold. These redemption provisions, which are contained in our amended and restated certificate of incorporation, cannot be amended without the affirmative vote of 90% of the shares sold in this offering. These provisions are intended to protect our stockholders by requiring a super-majority of our public stockholders to vote in favor of such a change in order for it to become effective. However, these provisions make it difficult for us to amend our amended and restated certificate of incorporation, which means that we would most likely be unable to extend the amount of time available to us to engage in a business combination, if we were unable to consummate a transaction with an attractive target business in the allotted time. Neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions. In order to exercise this redemption right, the public stockholders must make an affirmative election. Voting against the business combination alone will not result in redemption of a stockholder's shares for a pro rata share of the trust account. Such stockholder must have also exercised his, her or its redemption rights described below. Since our existing stockholders have agreed to vote all shares owned by them in favor of the business combination and the only way for a stockholder to exercise redemption rights is to vote against a business combination that is then consummated, they will not have any redemption rights in connection with our consummation of any business combination. Our existing stockholders have also agreed not to exercise any statutory appraisal rights they might have in connection with any business combination under the Delaware General Corporation Law with respect to all shares owned by them.

Dissolution and liquidation if no business combination	Pursuant to the terms of the investment management trust agreement by and between us and American Stock Transfer and Trust Company and applicable provisions of the Delaware General Corporation Law we will dissolve as promptly as possible and distribute all funds held in the trust account including any accrued interest (net of taxes payable and interest earned on the trust account up to a maximum amount of $1,500,000 that will be released to us to fund our working capital and repay management loans), plus any remaining net assets, to our public stockholders as part of our overall plan of dissolution and distribution if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent or definitive agreement has been executed within 18 months after consummation of this offering and the business combination contemplated by such letter of intent or definitive agreement has not yet been consummated within such 18 month period). At the time of our dissolution prior to a business combination, the persons who have made loans to us will not be entitled to receive any amounts from the trust account with respect to such loans, regardless of whether the loans from management or any accrued interest thereon is still outstanding. We cannot provide investors with assurances of a specific timeframe for the dissolution and distribution of assets. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving and winding up. Also contained in our amended and restated certificate of incorporation is the agreement of our board of directors to dissolve our company at that time.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years, which could force us to use monies held in trust to pay the claims of creditors in order to dissolve. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely present or future claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, consultants, analysts, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Although we cannot predict with certainty every potential claim or lawsuit that may be brought against us, what waiver agreements we will be able to enter into, if any, the amount of expenses in excess of our funds outside the trust account, or the ability of Mr. Eitan to indemnify the trust account, we believe that the claims that could be made against us are significantly limited and we believe that it is unlikely that any claim would result in any liability extending to the trust account.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board of directors's recommendation of such plan;

•	promptly after reaching the deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then 15 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and distribution. Holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and our directors and executive officers have agreed to vote in favor of such dissolution and distribution. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. These liquidation provisions, which are contained in our amended and restated certificate of incorporation and our investment management trust agreement, cannot be amended without the affirmative vote of 90% of our public stockholders. The provisions are also set forth in our amended and restated certificate of incorporation, an amendment to which requires the affirmative vote of 90% of the shares sold in this offering. We view these provisions as obligations to our investors and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

All of our officers and directors directly or indirectly own common stock in our company, but have waived their right to receive distributions (including with respect to common stock, or any shares of common stock underlying units, they purchase in connection with this offering or in the after market) upon the liquidation of the trust account, as part of any plan of dissolution and distribution in the event we do not consummate a business combination within the required time periods. In addition, the underwriters have agreed to waive their rights to $2,370,000 of deferred underwriting compensation (or $2,725,500 if the underwriter's over-allotment option is exercised) deposited in the trust account for their benefit. If we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended beyond 18 months, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board of directors's recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board of directors will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and distribution. We believe that there should be sufficient funds available out of the trust account to fund the $50,000 to $75,000 of expenses. Yaron Eitan, our Chief Executive Officer, has agreed to indemnify us for all claims of vendors (which does not include, for example, third party creditors, but does include accountants, lawyers, investment bankers, consultants and analysts) to the extent that we fail to obtain valid and enforceable waivers from such vendors in order to protect the amounts held in trust. Further, he will not be personally liable to pay debts and obligations to prospective target businesses (if, for example, a business combination is not consummated with such prospective target businesses) or for claims from any entity other than vendors.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released and will not be available for any other corporate purpose.

Escrow of existing stockholders' shares	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before the private placement and this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination or earlier in the event the business combination results in a change of control of us or we receive stockholder approval for the release of such shares. A change of control for this purpose means a consolidation or merger where our stockholders immediately prior to such transaction hold less than 50% of the voting stock of the surviving entity.

Business Combination Fee	We have agreed with the representative of the underwriters, Rodman & Renshaw, LLC, that if it introduces us to a target business and we consummate a business combination with such target business within 24 months of such introduction, we are obligated to pay Rodman & Renshaw, LLC a cash fee equal to three percent (3%) of the aggregate consideration paid by us in the business combination. None of our officers, directors or existing stockholders will receive any finder's fees, consulting fees or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination. We have been advised by Rodman & Renshaw that it does not have any current affiliations with any companies in our target industries. SCP Private Equity Partners II, L.P., a venture capital and private equity fund in which Messrs. Eitan and Churchill hold indirect interests in the general partner, owns directly and indirectly a majority of the outstanding equity of DVTel Inc and XVionics Partners L.P. Mr. Eitan is Chairman of the Board of Directors of DVTel, Inc. Mr. Avnet is also a director of DVTel, Inc. Mr. Eitan and Mr. Churchill serve as directors of XVionics Partners L.P. Although these companies fall within our target industries, our officers and directors have agreed that they will not recommend to our stockholders that they approve a business combination with an entity that is affiliated with any of our officers or directors, or that is an entity in which any of our officers or directors, or any of their respective affiliates, has a direct investment.

Risks

In making your decision on whether or not to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings, such as entitlement to all of the interest earned on the trust account. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 14 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements including the notes thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented.

		July 31, 2006
	December 31, 2005	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(184,819)	$(382,189)	$55,687,305
Total assets	$171,267	$336,668	$56,044,298
Total liabilities	$213,383	$411,363	$356,993
Value of common stock which may be redeemed for cash (2)	—	—	$11,000,182
Stockholders' equity (deficiency)	$(42,116)	$(74,695)	$44,687,123

(1)	The ‘‘As Adjusted’’ information gives effect to the sale of the units in this offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

(2)	Does not reflect the portion of the redemption price attributable to the deferred portion of the underwriters’ discount.

The working capital in the July 31, 2006 ‘‘Actual’’ column excludes $307,494 of costs related to this offering and private placement, which were paid or accrued prior to July 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the ‘‘As Adjusted’’ column.

The working capital and total assets amounts include the $55,762,000 being held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account (including the $2,370,000 held in the trust account for the benefit of the underwriters but less any amounts which we would be required to set aside for payments pursuant to the Delaware General Corporation Law) will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their redemption rights. If this were to occur, we would be required to convert to cash up to approximately 19.99% of the 7,406,250 shares sold in this offering, or 1,480,509 shares of common stock, at an initial per-share redemption price of approximately $7.75 (or $11,473,945 in the aggregate) without taking into account any funds held in the trust account for the benefit of the underwriters nor interest earned on the trust account. The actual per-share conversion price will be equal to:

•	The amount in the trust account, including all accrued interest (net of taxes payable and up to $1,500,000 of interest earned on the trust account that may be released to us to fund our working capital and repay management loans), as of two business days prior to the proposed consummation of the business combination,

•	Minus the proceeds of the private placement and accrued interest thereon,

•	Divided by the number of shares of common stock sold in the offering.

The redemption price (approximately $7.75 exclusive of interest (based upon amounts originally placed in the trust account, assuming that the trust account is not reduced due to the claims of creditors)) is less than the liquidation price (approximately $7.85 exclusive of interest (based upon amounts originally placed in the trust account, assuming that the trust account is not reduced due to the claims of creditors)) you will receive if we fail to timely consummate a business combination since the liquidation amount will include the proceeds of the private placement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. All share and per share information in this prospectus gives effect to a 1-for-2.5 reverse stock split effected in June 2006.

Risks associated with our business

We are a development stage company with no operating history or revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Investors must rely on our management with respect to the identification and selection of a prospective target business and we cannot assure you that any such acquisition will be successful.

Substantially all of the net proceeds of this offering are intended to be applied in connection with consummating a merger with or acquisition of an operating business whose primary business is in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries. Subject to stockholder approval, management has virtually unrestricted flexibility in identifying and selecting a prospective target business in this industry. Investors must therefore rely on management's due diligence review and evaluation of potential acquisition or merger candidates. There can be no assurances that, if we complete the acquisition of an operating company, such acquisition will be successful.

If we are forced to dissolve before the completion of a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets (which will include the full amount in the trust account, including $2,370,000 (or $2,725,500 if the underwriters exercise their over-allotment option) held for the benefit of the underwriters), the per-share liquidation distribution received by our stockholders from the trust account will be approximately $7.85 (based upon amounts originally placed in the trust account, assuming that the trust account is not reduced due to the claims of creditors) plus interest, if any (net of taxes payable and up to $1,500,000 of interest earned on the trust account that may be released to us to fund our working capital and repay management loans), our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless, if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more target businesses that have not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all of the interest earned on the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, and we have a longer period of time, up to 24 months rather than 18 months under Rule 419, to complete a business combination if we have entered into a letter of intent, an agreement in principle or a definitive agreement within 18 months after the consummation of this offering.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $7.85 per share and the per share redemption price for redeeming stockholders could be less than $7.75.

Placing funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would consider the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that has refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In addition, since we currently anticipate complying with Section 281(b) of the Delaware General Corporation Law if we are forced to dissolve, we would be required to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years, which could force us to use monies held in trust to pay creditors in order to dissolve. Accordingly, the proceeds held in trust may be subject to claims that have priority over the claims of our public stockholders and the per-share liquidation and redemption prices could be less than the amount we currently project. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Yaron Eitan has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors (which does not include, for example, third party creditors, but does include accountants, lawyers, investment bankers, consultants and analysts) for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the trust account. Based on information we have obtained from Mr. Eitan, we currently believe that he is of substantial means and capable of funding a shortfall in our trust account even though we have not asked him to reserve for such an eventuality. However, we cannot assure you that he will be able to satisfy those obligations. Further, he will not be personally liable to pay debts and obligations to prospective target businesses, if a business combination is not consummated with such prospective target businesses, or for claims from any entity other than vendors.

In the event that our board of directors recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from our trust account as part of its liquidation could be liable for claims made by creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We will dissolve and liquidate the trust account if we do not consummate a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with the procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and distribution, we do not intend to follow these procedures. In the event that the board of directors recommends and the stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280 of the Delaware General Corporation Law, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years, which could force us to use monies held in trust to pay the claims of creditors in order to dissolve. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, consultants, analysts, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe that it is unlikely that any claim would result in any liability extending to the trust account. However, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

The procedures we must follow under Delaware law and our amended and restated certificate of incorporation if we dissolve and liquidate may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Pursuant to, among other documents , our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria have been satisfied, we will be required to dissolve and liquidate in compliance with the provisions of the Delaware General Corporation Law. In addition, in the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. The procedures required for us to liquidate under the Delaware General Corporation Law, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, in accordance with the provisions of the Delaware General Corporation Law, holders of a majority of all of our outstanding stock (which consists of all outstanding shares of our common stock on the record date of the dissolution vote) must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

The procedures required for us to liquidate under Delaware law, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business' operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We will depend on a line of credit from management and interest earned on the trust account to fund our search for a target company and consummation of a business combination.

None of the net proceeds of this offering or the private placement will be available to us initially outside the trust account, although our executive officers and directors have agreed to forego immediate repayment of their approximately $348,791 principal amount of outstanding loans and to enter into a revolving credit agreement with us in the amount of $500,000 at closing to meet our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to the interest earned on the trust account (net of taxes payable), up to a maximum of $1,500,000, for such purpose and to repay working capital loans from management (including pursuant to the line of credit), if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

Based upon publicly available information, from August 2003 through August 23, approximately 67 similarly structured blank check companies had completed initial public offerings and      additional blank check companies filed registration statements for initial public offerings. Of these companies, only nine companies have consummated a business combination, while 18 other companies had announced they have entered into definitive agreements for business combinations, but have not consummated such business combination. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only a few of such companies has completed a business combination or entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to dissolve and liquidate.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act with respect the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable (including any warrants issued upon exercise of Rodman & Renshaw, LLC's unit purchase option) in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

We may not be able to maintain the effectiveness of a registration statement covering the issuance of shares upon exercise of the warrants, in which case our warrant holders may not be able to exercise our warrants or receive a net-cash settlement from us for such warrants.

Holders of our warrants (including the warrants included as part of the units underlying the unit purchase option) will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and a current prospectus is then available or such shares are exempt from registration and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have agreed in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such agreement, we cannot assure you that we will be able to do so. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current. We have no obligation to issue, cash, securities or other compensation in exchange for the warrants in the event that we are unable register the shares underlying the warrants with the SEC and the warrants may expire unexercised and unredeemed.  If and when the warrants become redeemable by us, we may exercise our redemption right even if a registration statement covering the issuance of the share underlying the warrant is not effective.

Because the warrants we sold in the private placement were issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants will be able to exercise their warrants even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of such warrants is not current. The same is true for the warrants issued to the underwriters upon exercise of the unit purchase option being sold to the underwriters. As a result, the holders of the warrants purchased in the private placement or pursuant to the unit purchase option will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

We cannot guarantee that we will be able to register the shares underlying the warrants under the applicable state securities laws, in which case the holders of such securities may not be able to exercise them.

We have agreed, and therefore have a contractual obligation with which we intend to comply, to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available to such warrant holder and if permitted by the blue sky laws of such jurisdictions. We will not apply for registration of the shares underlying the warrants in any jurisdiction that does not have as a resident an exercising warrant holder. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue, cash, securities or other compensation in exchange for the warrants in the event that we are unable register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the warrants we sold in the private placement were issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 31,643,750 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to the representative of the underwriters, Rodman & Renshaw, LLC) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we were formed to acquire a business through merger, capital stock exchange or similar business combination and may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may reduce prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our ability to successfully effect a business combination and to be successful afterward will depend on the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that one or more of our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will depend on the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our executive officers to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it would be less likely that our current management would remain with the combined company, unless it had been negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain, if it is believed to be in the best interests of the combined company post-business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may result in our operations becoming less efficient.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. While it is our executive officers' intention to devote substantial business time to identifying potential target businesses and consummating a business combination, their other business affairs could require them to devote substantial amounts of time to such affairs, thereby limiting their ability to devote time to our affairs. This could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other ‘‘blank check’’ companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. SCP Private Equity Partners II L.P, a venture capital and private equity fund, in which Messrs. Eitan and Churchill hold indirect interests in the general partner, owns a majority of the outstanding equity of DVTel Inc and of XVionics Partners L.P. Mr. Eitan is Chairman of the Board of Directors of DVTel, Inc. Mr. Avnet is also a director of DVTel, Inc. Mr. Eitan and Mr. Churchill serve as directors of XVionics Partners L.P. These companies currently conduct business in our target industries. DVTel, Inc. provides software for the monitoring and administration of all video, audio, access control, visitor management, credential creation, analytics and alarm monitoring assets over IP networks. XVionics Partners L.P. is a global defense and aviation technology company which provides fully integrated, combat proven Enterprise Resource Planning and Operations Management Systems at the wing and squadron-level of military aviation organizations around the world. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in the liquidation of the trust account and, therefore, our officers and directors may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued in connection with our formation as to which they have waived their right to receive distributions with respect to those shares upon the liquidation of the trust account upon the failure to complete a business combination. Additionally, Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC, in which Messrs. Eitan and Churchill are members, have agreed to purchase an aggregate of 93,750 units in a private placement that will occur immediately prior to this offering and have waived their liquidation rights with respect to the shares included in such units. The shares owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Members of our management team intend to remain affiliated with us post-business combination and therefore may have a conflict of interest in choosing a target business.

Although we expect members of management team of our target business to remain in place, we expect that certain members of our management, particularly Messrs. Eitan and Churchill, will want to remain associated with us following a business combination as directors, officers or consultants. They and/or other members of our management may attempt to negotiate such retention as a condition to any potential business combination, and they may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management following a business combination.

Our officers and directors own shares that are subject to early release from escrow if a business combination involves a change of control, and, therefore, they may have a conflict of interest in determining how to structure a business combination.

The shares of common stock owned by our existing stockholders prior to this offering have been placed into an escrow account and will only be released one year after we complete a business combination unless the business combination results in a change of control. In such event, the shares will be released from escrow immediately upon the completion of the transaction. Consequently, our officers and directors may have a conflict of interest in determining how to structure, in terms of cash and/or equity, a business combination. A change of control for this purpose means a consolidation or merger where our stockholders immediately prior to such transaction hold less than 50% of the voting stock of the surviving entity.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the funds outside the trust account, unless the business combination is consummated and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination and in the public stockholders' best interest.

Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available funds outside the trust account and the portion of the interest earned on the trust account released to us (which because interest rates are unknown, may be insufficient to fund all of our working capital requirements) unless the business combination is consummated. The personal and financial interest of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether or not a particular business combination is in the stockholders' best interest.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds (including interest earned on the trust account released to us) not held in the trust account in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrow, if any) to make a deposit, down payment or fund a ‘‘no-shop’’ provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to dissolve and liquidate the trust account as part of our plan of dissolution and distribution resulting in a loss of a portion of our investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business and our ability to effectuate our business plan for this growth and development. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.013 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes a dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.3%, or $2.34 per share, (the difference between the pro forma net tangible book value per share of $5.66, and the initial offering price of $8.00 per unit).

Our outstanding warrants may substantially reduce the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 7,406,250 shares of our common stock. We will also issue an option to purchase 740,625 units to the representative of the underwriters which, if exercised, would result in the issuance of an additional 740,625 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could substantially reduce the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may substantially reduce the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their initial shares of common stock at any time after the date on which their shares are released from escrow, which,

except in limited circumstances, will not be before the one year anniversary of a business combination. Furthermore, Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC, in which Messrs. Eitan and Churchill are members, are entitled to demand the registration of the securities underlying the 93,750 units they are purchasing in the private placement at any time after we announce that we have entered into a letter of intent, stock purchase agreement or other definitive agreement in connection with a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there would be up to an additional 2,062,500 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may substantially reduce the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination, or increase the cost of the target business, since the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights, and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. We do not currently intend to apply to register our securities or to seek exemption from registration in any other state. If you are not an ‘‘institutional investor,’’ you must be a resident of these jurisdictions in order to purchase our securities in the offering. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section below entitled ‘‘Underwriting — State Blue Sky Information’’ below. Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors. You should consult with your own financial and legal advisors to determine if you are eligible to participate in this offering.

There is currently no market for our securities, and a market for our securities may not develop, which could limit the liquidity and negatively affect the price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We have substantial discretion as to how to spend the proceeds in this offering which are outside of the trust.

Our management has broad discretion as to how to spend the proceeds in this offering which are held outside of the trust account and may spend these proceeds in ways with which our stockholders may not agree. If we choose to invest some of the proceeds held outside of the trust account, we cannot predict that investment of the proceeds will yield a favorable return, if any.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We expect our securities to be traded in the over-the-counter market. We anticipate that they will be quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and distribution. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered ‘‘independent’’ under the policies of the North American
Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not ‘‘independent.’’ If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be ‘‘independent,’’ we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, our revenues and profits could be reduced, and the price of our stock held by the public stockholders could decrease.

Risks Related to Our Targeted Industries

We may acquire a company that contracts directly with the federal government on homeland security, national security and/or command and control related projects, or that acts as a subcontractor, supplier with another party or parties that contract with the federal government. In either case, the risk factors below may directly or indirectly impact us.

Assuming we consummate a business combination, the loss or impairment of our relationship with the federal government and its agencies could adversely affect our ability to generate revenues and achieve profitability.

Our target company may derive a substantial portion of its revenue from work performed under U.S. government contracts, either directly or as a subcontractor or supplier to a party performing under such a contract. If our target company or other company with which we had any such relationship were ‘‘suspended,’’ ‘‘debarred,’’ or prohibited from contracting with the federal government or state governments, or if any agencies of the federal government ceased doing business with them or significantly decreased the amount of business it does with them, our target company's business, prospects, financial condition and operating results could be significantly impaired.

Changes in spending priorities may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

Federal government expenditures as well as expenditures by companies in the private sector on homeland and national security as well as the command and control industries tend to fluctuate based on a variety of political, economic and threat factors. While spending authorization by the federal government and private sector in these areas has increased in recent years, future levels of authorizations and expenditures for these same areas may decrease, remain constant or shift to programs in areas where our target business does not currently provide products or services. A significant decline in federal government or private sector expenditures, or a shift of expenditures away from areas our target company supports, could adversely affect our target company's business, prospects, financial condition or operating results.

Federal government contracts contain provisions from the Federal Acquisition Regulations (‘‘FAR’’) some of which are unfavorable and could reduce our target company's revenues and operating results.

Federal government contracts contain provisions from the FAR and from supplemental acquisition regulations of the independent agencies that give the government rights and remedies not typically found in commercial contracts, including allowing the government to:

•	Terminate existing contracts for convenience;

•	Reduce the scope or modify contracts or subcontracts;

•	Cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	Claim ownership or ‘‘unlimited use’’ rights to proprietary information of the target company; and

•	Suspend or debar the company from doing business with the federal government or with a governmental agency.

If the government terminates a contract for ‘‘convenience,’’ our target company may recover only their incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for ‘‘default,’’ based upon a formal finding of non-performance, our target company may not recover even those amounts, and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. As is common with government contractors, some of our target company's contracts may experience performance issues in the future. Our target company may in the future receive ‘‘show cause’’ or ‘‘cure notices’’ under contracts that, if not addressed to the government's satisfaction, could give the government the right to terminate those contracts for default or to cease procuring services under those contracts in the future. Even if we are not directly the party to a government contract, as in the case of a subcontract relationship, the impact of the above on the prime contractor would likely impact us directly.

We will have to comply with complex procurement, security and export control laws and regulations which may impose added costs on our target company's business.

Our target company may have to comply with and may be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added administrative costs on its business. For example, our target company or parties with which it does business will likely be subject to FAR and all of its supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target company's business, prospects, financial condition or operating results.

In addition, our target company or parties with which it does business may be subject to industrial security regulations of Department of Defense and other federal agencies that are designed to safeguard access to classified information (e.g., confidential, secret, top secret). We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the federal government. If we were to come under foreign ownership, control or influence (‘‘FOCI’’), our federal government customers could terminate or decide not to renew their contracts if that contract required that the target company have access to Department of Defense or other classified information, and it could impair their ability to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target company's ability to obtain new contracts. Finally, if the target company were to contemplate a transaction that would bring it under FOCI, it could result in the requirement to consider before going before the Committee on Foreign Investment in the United States at the U.S. Department of the Treasury for review of the proposed transaction. Such a review is time consuming and could result in a prohibition of the proposed transaction.

Given the nature of the industry in which our target company may operate, our target company or parties with which it does business may be subject to U.S. export control, anti-boycott and embargo statutes and regulations. U.S. export control statutes and regulations are designed to safeguard U.S. origin technology from the unauthorized export to foreign parties. Anti-boycott and embargo regulations are designed to prevent U.S. persons from transacting business with companies and individuals identified by the federal government as prohibited countries or parties. Violation of any of these export control, anti-boycott or embargo statutes or regulations can result in substantial civil and criminal fines as well as temporary or permanent loss in export privileges for the target company as well as possible suspension or debarment from federal government contracting.

Government contracts are usually awarded through a competitive bidding process which entails risks not present in other circumstances.

A meaningful amount of the business that our target company may expect to seek directly or through parties with which it does business in the foreseeable future will likely be awarded through competitive bidding. Competitive bidding presents a number of risks, including the:

•	Substantial cost and managerial time and effort that our target company may spend to prepare bids and proposals for contracts that may not be awarded to our target company;

•	Need to accurately estimate the resources and cost structure that will be required to service any contract our target company is awarded; and

•	Expense and delay that may arise if our target company's or its partners' competitors formally file a legal protest to the contract awards made to our target company or partners pursuant to competitive bidding, and the risk that any such protest could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

Our target company may not be provided the opportunity in the near term to bid on contracts that are held by other companies and are scheduled to expire if the government determines to extend the existing contracts. If our target company is unable to win particular contracts that are awarded through the competitive bidding process, they may not be able to operate in the market for products or services that are provided under those contracts for a number of years. If our target company is unable to consistently win new contract awards over any extended period, their revenues and earnings results could fluctuate dramatically on a quarterly and annual basis.

Federal government customers sometimes spend their procurement budgets through multiple award contracts and our failure to compete for post-award orders under these contracts could negatively affect our acquired companies' revenues, pricing model and ability to generate profits.

Budgetary pressures and reforms in the procurement process may force our target company's potential federal government customers to increasingly purchase goods and services through indefinite delivery, indefinite quantity, or IDIQ, contracts, General Services Administration, or GSA, schedule contracts and other similar multiple-award and/or government-wide acquisition contract vehicles. These contract vehicles do not guarantee work and may result in increased competition and pricing pressure causing our acquired companies to make sustained post-award efforts to realize revenues under the relevant contract. Our target company may not be able to successfully sell their services or otherwise increase their revenues under these contract vehicles. Our target company's failure to compete effectively in this procurement environment could have a material adverse effect on our target company's business, prospects, financial condition and results of operations.

Our contracts with the federal government and its agencies will be subject to audits and cost adjustments.

The federal government audits and reviews performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. Like most government contractors, our acquired companies' contract costs will be audited and reviewed on a continual basis. An audit of work performed by our target company could result in a substantial adjustment to our revenues because any costs found to be improperly allocated to a specific contract will not be reimbursed, and revenues our target company may have already recognized may need to be refunded. If a government audit uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our acquired companies could suffer serious harm to reputation if allegations of impropriety were made.

Our target company's products may become obsolete due to rapid technological change and we will not be able to effectively compete with our competitors.

Any of our target company's products could become obsolete at any time due to rapid technological changes. Our target company may not be able to update its products quickly enough to remain competitive. The rapid pace of technological change in the industries that we are targeting exposes us to risk of loss due to the development of superior technologies by our target company's competitors. We may also be dependent upon technologies developed by third parties for integrating our products. New technology used by our target company's competitors could render our products or services less competitive by satisfying consumer demand in alternative ways. In addition, our success depends upon our ability to introduce innovative products and services to the market on a cost-effective and timely basis.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination. Additionally, if the acquired company is in a developing country or a country that does not have a fully market-oriented economy, our operations may not develop in the same way, or at the same rate, as might be expected in the United States, or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development, or the OECD. The OECD is an international organization helping governments through the economic, social and governance challenges of a globalized economy. The additional risks we may be exposed to if one or more of the target businesses we acquire is located outside of the United States include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	regulations related to product functionality;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	government instability;

•	an inadequate banking system;

•	currency fluctuations;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks, wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are weak or inexperienced in commercial matters;

•	rapid inflation;

•	local labor law changes and mandated increases in social welfare costs; and

•	deterioration of political relations with the United States.

If a business we acquire does business internationally, we may face labor, political, currency and other risks.

Any business we acquire may involve the sale of products internationally. International sales may be impacted by, among other things:

•	regulatory limitations imposed by foreign governments and insurance industry-sponsored bodies (similar to Underwriter's Laboratories in the United States);

•	price increases due to fluctuations in currency exchange rates;

•	political, military and terrorist risks;

•	disruptions or delays in shipments caused by customs brokers or government agencies;

•	unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers; and

•	potentially adverse tax consequences resulting from changes in tax laws.

Any of the foregoing factors may result in reduced earnings and/or profits.

If a business (or businesses) we acquire exports products to foreign countries, and we are unable to maintain required licenses, we may be prevented from exporting our products, reducing our revenues and profits.

We may be required to obtain export licenses to the extent we develop or manufacture products in certain countries. We may not be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. Our failure to receive or maintain any required export license or authorization could hinder our ability to sell our products, reducing our revenues and profits.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering	$59,250,000	$68,137,500
Private placement	750,000	750,000
Total	$60,000,000	$68,887,500
Offering expenses (1)
Underwriting discount (6% of offering proceeds) (2)	3,555,000	4,088,250
Legal fees and expenses (including blue sky services and expenses)	475,000	475,000
Miscellaneous expenses	30,496	30,496
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	40,000	40,000
NASD registration fee	33,575	33,575
SEC registration fee	38,929	38,929
Total offering expenses	4,238,000	4,771,250
Net proceeds
Held in trust for our benefit	55,762,000	64,016,250
Not held in trust	—	100,000
Total net proceeds	$55,762,000	$64,116,250
Proceeds from management loans (3)	$500,000	$500,000
Use of funds not held in trust (including loans from management)(4)	Amount	Percentage
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	30,000	6.0%
Due diligence of prospective target businesses	45,000	9.0%
Legal and accounting fees relating to SEC reporting obligations	107,500	21.5%
Payment of administrative fee to an affiliate of a member of our board of directors ($7,500 per month for 24 months)	180,000	36.0%
Director and officer insurance	137,500	27.5%
Total	$500,000	100.0%
Use of up to $1,500,000 of interest earned on the trust account which may be released to us
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	250,000	16.7%
Due diligence of prospective target businesses	180,000	12.0%
Legal and accounting fees relating to SEC reporting obligations	52,500	3.5%
Repayment of Management Loans (4)(5)	848,791	56.6%
Interest on Management Loans (6)	21,805	1.4%
Working capital to cover miscellaneous expenses (including potential deposits, down payments, funding of a ‘‘no-shop’’ provision with respect to a particular business combination), director and officer insurance, dissolution obligations and reserves, if any	146,904	9.8%
Total (7)	$1,500,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, the NASD filing fee, blue sky fees, directors and officers insurance premium, and approximately $[ ] of legal and accounting fees, have been paid from the funds we received from our executive officers described below. To date, we have used all of the monies loaned to us by our executive officers. These funds will be repaid only upon consummation of a business combination or earlier solely from interest earned on the trust account this offering.

(2)	The underwriters have agreed to deposit 4.0% of the gross proceeds attributable to the underwriters' discount into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination.

(3)	Consists of a $500,000 revolving credit agreement to be made available to us at closing by our officers and directors, which amounts are payable only upon consummation of a business combination or earlier solely from interest earned on the trust account. Does not include $348,791 of loans made prior to this offering.

(4)	Assumes that we take down the credit line made available to us by management in full.

(5)	Consists of the $500,000 revolving credit agreement to be made available to us at closing by our officers and directors and the $348,791 in loans made to us by our management prior to this offering, which amounts are payable only upon consummation of a business combination or earlier solely from interest earned on the trust account.

(6)	Assuming an interest rate 4.0% per annum on $205,000 and 5.5% per annum on $643,791, and assuming that the principal amount of the loans remain outstanding for six months.

(7)	If we do not complete a business combination, we estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000.

Upon completion of this offering and the private placement, $55,762,000, or $64,016,250 if the underwriter's over-allotment option is exercised in full, of net proceeds will be placed in a trust account for our benefit at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $2,370,000, ($2,725,500 if the underwriters' over-allotment option is exercised in full) of the proceeds attributable to the underwriters' discount will be deposited in the trust account for an aggregate amount of $58,132,000 (or $66,741,750 if the underwriter over-allotment option is exercised in full). The underwriters have agreed that such amounts will be distributed to the public stockholders as part of any plan of dissolution and distribution approved by our stockholders which would include liquidation of our trust account. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. Other than up to $1,500,000 of the interest income that may be released to us to fund our working capital requirements and repay management loans, the proceeds held in the trust account (exclusive of any funds held in the trust account for the benefit of the underwriters) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts held in the trust account for the benefit of the underwriters, amounts paid for finders' or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business. We do not currently have any agreement with any party with respect to the payment of finders’ or professional fees. If we agree to pay such fees in the future, such fees shall be negotiated on an arms-length basis.

We have estimated the costs related to the acquisition of a target business will be approximately $600,000; approximately $300,000 to identify and research prospective target businesses and approximately $300,000 for costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement. Only $300,000 of the funds available outside the trust have been allocated for such purposes and we intend to fund the balance, as well as amounts that may exceed our current estimates and reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below, from a portion of the interest earned on the proceeds being held in the trust account. We have agreed with Rodman & Renshaw, LLC that the interest earned on the trust account (net of taxes payable) up to a maximum of $1,500,000 will be released to us to fund our working capital requirements and repay up to $848,791 of management loans. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a ‘‘no-shop’’ provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or to fund a ‘‘no-shop’’ provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

As of the date of this prospectus, our officers and directors have advanced to us a total of $348,791, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC and NASD registration fees, legal fees and other offering-related expenses. $205,000 of which loans bear interest at 4% annually as $143,791 of which bear interst at 5.5% annually. Additionally, our officers and directors have agreed to enter into a revolving credit agreement with us in the amount of $500,000 at closing. Any advances under the revolving credit agreement will be payable with 5.5% annual interest upon the consummation of a business combination, subject to earlier repayment solely to the extent of interest earned on the trust account (net of taxes payable).

The net proceeds of this offering and the deferred underwriter's discount held in the trust account and the proceeds of the management working capital loans not immediately required for the purposes set forth above, will be invested only in United States ‘‘government securities,’’ defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds of this offering to these instruments, we intend to avoid being deemed to be an investment company within the meaning of the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and distribution and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds not held in the trust account (net of taxes payable) will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Assuming that $1,500,000 of interest earned on the trust account is released to us, we believe that, upon consummation of this offering, we will have sufficient available funds, together with funds available under the $500,000 revolving credit agreement that management will provide us upon closing, to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Except for the administrative services fee, no compensation of any kind (including any finder's and/or consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us, prior to or in connection with, the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available funds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. These reimbursements may be paid from the $50,000 initially allocated for due diligence. There are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest, net of taxes payable and interest previously released to us, earned on his, her or its portion of the trust account) only in the event of the liquidation of our trust account as part of our plan of dissolution and distribution approved by our stockholders upon our failure to complete a business combination within the allotted time, or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At July 31, 2006, our net tangible book value was $(382,189), or approximately $(.20) per share of common stock. After giving effect to the sale of the 7,406,250 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at July 31, 2006 would have been $44,687,123 or $5.66 per share, representing an immediate increase in net tangible book value of $5.86 per share to the existing stockholders and an immediate dilution of $2.34 per share or 29.3% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $11,000,182 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(.20)
Increase attributable to new investors	$5.86
Pro forma net tangible book value after this offering		$5.66
Dilution to new investors		$2.34

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	1,875,000	20.00%	$25,000	0.04%	$0.013
Private Placement investors	93,750	1.00%	$750,000	1.25%	$8.00
New investors	7,406,250	79.00%	$59,250,000	98.71%	$8.00
	9,375,000	100.00%	$60,025,000	100.0000%

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(382,189)
Proceeds from this offering and the private placement after expenses	55,762,000
Offering costs paid in advance and excluded from tangible book value before this Offering and the private placement	307,494
Less: Proceeds held in trust account subject to redemption for cash (1,480,509 x 7.43)(1)	(11,000,182)
$44,687,123
Denominator:
Shares of common stock outstanding prior to this offering and the private placement	1,875,000
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to redemption (7,406,250 x 19.99%)	(1,480,509)
7,894,491
____________ (1)Does not reflect the portion of the total per share liquidation price of $7.75 attributable to the deferred underwriters' discount.

CAPITALIZATION

The following table sets forth our capitalization at July 31, 2006 and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units:

	July 31, 2006
	Actual	As Adjusted
Notes payable to stockholders	$348,791	$348,791	(1)
Common stock, $.001 par value, -0- and 1,480,509 shares which are subject to possible redemption, shares at redemption value (2)	—	$11,000,182
Stockholders' equity:
Preferred stock $.001 par value, 1,000,000 shares authorized: none issued or outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized: 1,875,000 shares issued and outstanding, actual 7,894,491 shares issued and outstanding (excluding 1,480,509 shares subject to possible redemption), as adjusted	$1,875	7,894
Additional paid in capital.	23,125	44,778,924
Deficit accumulated during the development stage	(99,695)	(99,695)
Total stockholders' equity (deficiency)	(74,695)	44,687,123
Total capitalization	$274,096	$56,036,096

(1)	Does not reflect additional working capital loans from management that will be made upon the consummation of this offering.

(2)	If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering and the private placement at a per-share redemption price equal to the amount in the trust account (exclusive of the private placement proceeds), inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering. This amount excludes the portion of the redemption price attributable to the deferred underwriter's discount.

MANAGEMENT'S DISCUSSION AND FINANCIAL ANALYSIS

We were formed on July 19, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the homeland security, national security and/or command and control industries or businesses relating to the manufacture or products for use in such industries. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	May significantly reduce the equity interest of our stockholders;

•	Could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	May adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	Default and foreclosure on our assets if our operating revenues, after a business combination, were insufficient to pay our debt obligations;

•	Acceleration of our obligations to repay the indebtedness even if we will have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	Our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the private placement, after deducting offering expenses of approximately $683,000 and underwriting discounts of approximately $3,555,000 (or $4,088,250 if the underwriter's over-allotment option is exercised in full), will be approximately $55,762,000 (or $64,116,250 if the underwriter's over-allotment option is exercised in full). All of such proceeds (except for $100,000 if the underwriter's over-allotment option is exercised in full), will be held in trust. An additional $2,370,000 ($2,725,500 if the underwriters' over-allotment option is exercised in full), representing a portion of the underwriters' discount, will be held in the trust account, which will be distributed to the public stockholders in the event that a business combination is not consummated and we liquidate the trust. Other than the amounts held in the trust account for the underwriters and the redeeming stockholders, we will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, assuming that our officers and directors enter into a $500,000 revolving credit agreement with us and we are able to withdraw $1,500,000 of interest from the trust account, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $280,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation and filing of the related proxy statement, $225,000 of expenses for the due diligence and investigation of a target business (or businesses), $160,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $500,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $137,500 for director and officer liability insurance premiums, up to $7,500 per month for office space and administrative services and $1,000 per month for transfer agent fees. Up to $1,500,000 of the interest earned on the trust account will be released to us to fund our working capital requirements and repay the management loans, including advances under the $500,000 revolving credit agreement management has agreed to enter into upon closing. We intend to use these funds to cover expenses that exceed the $500,000 we initially will have available outside of the trust account. Although we do not know the rate of interest to be earned on the trust account, we believe that even an interest rate of 2% will be sufficient to fund our working capital requirements. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, our officers and directors have advanced a total of $348,791 to us for payment of offering expenses on our behalf, $205,000 of which is at 4% annual interest and $143,791 of which is at 5.5% annual interest. Upon the consummation of this offering, our executive officers and directors will enter into a revolving credit agreement entitling us to borrow up to $500,000 so that we will have approximately $500,000 initially available to us outside the trust account to fund working capital. The equity line is payable with 5.5% annual interest upon our consummation of a business combination, subject to earlier repayment solely from interest earned on the trust account.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 740,625 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.40 per unit or $6,375,000 in the aggregate, using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical data of public companies in the proposed industry. We believe the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we dissolve and liquidate as part of our plan of dissolution and distribution, the option will become worthless.

We have also entered into a non-exclusive financial advisory agreement with the representative of the underwriters whereby we have agreed to pay the representative of the underwriters a transaction fee equal to 3% of the aggregate consideration paid by us if it introduces us to a target business and we consummate the business combination with such target business within 24 months of such introduction. This fee will be payable by us from the proceeds held in the trust account (exclusive of any amounts held for the benefit of the underwriters) to the extent that the funds held outside of the trust account are not sufficient to cover this fee.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware corporation incorporated on July 19, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business (or businesses) in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries. We believe that businesses both in the United States and abroad that are involved in this industry represent attractive acquisition targets for a number of reasons, including the increase in global demand for integrated security-related products and services since September 11th, the development of new technology which has the potential to expand applications and the trend towards integrated networked solutions. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, we have not had any discussions with any target business regarding a possible business combination and our officers and directors have agreed that they will not recommend to our shareholders that they approve a business combination with an entity that is affiliated with any of our officers or directors, or that is an entity in which any of our officers or directors, or any of their respective affiliates, has a direct or indirect investment.

We believe that businesses involved in the homeland security, national security and command and control industries represent attractive acquisition targets for a number of reasons, including:

•	the potential for participating in the large defense and security industry, both domestically and internationally, generally;

•	the increase in global demand for integrated security-related products and services (including command and control systems);

•	the development and applications of new technologies that have the potential to enhance and meet security and defense requirements;

•	the trend towards integrated networked solutions; and

•	the potential increase in cyber-terrorist attacks on an enterprise's digital assets.

The concept and execution of national security has changed for the United States and the rest of the world since the events of September 11, 2001 and the July 7, 2005 London underground bombings. In the aftermath of these events, a market has developed among businesses providing products and services to prevent attacks within the United States, reduce the United States' vulnerability to terrorism and minimize the damage from attacks that do occur. We note that the homeland security market is steadily growing from $28 billion in 2003 to $178 billion by 2005, according to the Homeland Security Research Corporation.

The homeland security market was created as national and state governments realized that preventive and reactive measures outside of traditional defense measures were needed to combat the increasing potential for terrorist attacks.

We may target businesses operating in one or more of the following segments of the homeland security, national security and/or command and control industries:

•	The development, sale or distribution of software, hardware and services for command and control management applications of personnel and equipment, such as radio frequency identification, or RFID;

•	The development, manufacture, sale or distribution of components to be used in border and perimeter protection security systems, and their implementation;

•	Consultation on the design of security systems;

•	The development, manufacture, sale, distribution or assembly of electronic devices that restrict, deny or grant access to areas using technology, such as biometric and other coded means; and

•	Security-related services dealing with logistics, events, fixed & mobile assets, and other areas.

Effecting a business combination

    General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a target business that may be financially unstable or in its early stages of development or growth. We may also seek to effect a business combination with more than one target business, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

In determining the size and nature of this offering, management held extensive meetings with Rodman & Renshaw, both before and after our inception (including after the initial filing of the registration statement of which this prospectus is a part), with respect to the state of capital markets, generally, and the amount Rodman & Renshaw believed it reasonably could raise on our behalf given our proposed target industries. We believe that we will be able to pursue either divisions or subsidiaries of larger companies or smaller companies with attractive valuations that are in need of a new experienced management team. While neither we nor any of our agents, representatives or affiliates has conducted any research or taken any measures, directly or indirectly, to locate or contact a target business, based upon management's experience acquiring companies, we believe that the size of the offering, and the amount to be held in trust, is adequate, especially when combined with the potential issuance of additional equity and/or debt securities, to acquire a company in one of our targeted industries.

    We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. Except as described below, none of our officers, directors, promoters or other affiliates has had any discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Following the date of this prospectus, our officers and directors intend to seek out target companies or businesses. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target companies or businesses. Finally, there has not been any diligence, discussions (except as described below), negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us. Mark L. Abramowitz, our former chief executive officer and a current director, received three unsolicited communications immediately following our initial registration statement filing from people allegedly representing business acquisition candidates. In each case, Mr. Abramowitz responded to such persons that he was unable and unwilling to discuss the offering or any potential business acquisition candidates until the offering has been completed. Neither the names nor the details of the potential target businesses were discussed. No further communications have been received.

Subject to the limitation that a target business or businesses have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail and that the target businesses be in the homeland security, national security and/or command and control industries or businesses relating to the manufacture of products for use in such industries, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business (or businesses) with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although we will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

    Sources of target businesses

We anticipate that our officers, directors and advisors, as well as their affiliates, will bring to our attention target business candidates of which they become aware through their business contacts. After completion of this offering, members of our management team will advise their contacts that we intend to seek an acquisition. While our officers, directors and advisors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. We have not yet identified any acquisition candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. Our officers and directors have agreed that they will not recommend to our shareholders that they approve a business combination with an entity that is affiliated with any of our officers or directors, or that is an entity in which any of our officers or directors, or any of their respective affiliates, has a direct or indirect investment. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses in no event, however, will we pay any of our existing officers, directors or stockholders, or any entity with which they are affiliated any finder's fee, consulting fees or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, we have agreed with Rodman & Renshaw, LLC that if it introduces us to a target business and we consummate a business combination with such target business within 24 months of such introduction, we are obligated to pay Rodman & Renshaw, LLC a cash fee equal to three percent (3%) of the aggregate consideration paid by us in the business combination. We may pay finder's fees and expenses in connection with our initial business combination that may be in addition to those expenses to be paid from the net proceeds not held in trust to the extent such fees and expenses exceed the amount of funds not held in trust. We will not pay Rodman & Renshaw, LLC any fees other than the finder's fee described above if it introduces us to a target business with which we consummate a business combination. If we pay a finder's fee to Rodman & Renshaw, LLC in connection with a business combination, the fee will be paid out of the proceeds of this offering held in trust. This fee is not included as a separate item in our use of proceeds table because Rodman & Renshaw, LLC will receive a fee only if it introduces us to a target business with which we consummate a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder's fees, consulting fees or any similar fees from any person or entity in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination.

    Selection of a target business and structuring of a business combination

Subject to the requirement that a target business or businesses have a fair market value of at least 80% of the amount held in trust for our benefit (excluding any funds held for the benefit of the underwriters) at the time of the acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the homeland security, national security and command and control industries or businesses relating to the manufacture of products for use in such industries. We have not conducted any specific research on the homeland security, national security or command and control industries to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	existing sales and marketing channels;

•	key customer relationships and goodwill;

•	capital requirements;

•	competitive position;

•	barriers to entry into the security and related industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by us in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We may pay finder's fees and expenses in connection with our initial business combination that may be in addition to those expenses to be paid from the net proceeds not held in trust to the extent such fees and expenses exceed the amount of funds held in trust. However, we will not pay any finder's or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

    Fair market vale of target business (or businesses)

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding any funds held in the trust account for the benefit of the underwriters) at the time of such acquisition, including any amount held in the trust fund subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets (excluding any funds held in the trust account for the benefit of the underwriters). To this end, we may seek to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate such a business combination although we have not entered into any such arrangement and do not currently anticipate effecting such a financing arrangement. However, if we did enter into such an arrangement, it would only be consummated simultaneously with the consummation of the business combination. The fair market value of such business (or businesses) will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board is not able to independently determine the fair market value of a target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value meets the 80% of net assets threshold, we do not anticipate that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value. However, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain a fairness opinion from an independent investment banking firm.

    Possible lack of business diversification

While we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more target businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one business combination, although this may entail simultaneous acquisitions of several entities at the same time. To effect a business combination involving the acquisition of more than one target business involves entering into separate purchase agreements with different entities to acquire their respective equity or assets with the consummation of each transaction being contingent upon simultaneous closings. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings, with respect to the acquisition of one or more of the target businesses, would not be satisfied, resulting in the fair market value of the initial business combination being below the required fair market value of 80% of net assets threshold (excluding any funds held in the trust account for the benefit of the underwriters). Accordingly, for an indefinite period of time, the prospects for our future viability may entirely depend on the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries, or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

    Limited ability to evaluate the target business' management

Although we expect certain of our management, particularly Messrs. Eitan and Churchill, to remain associated with us following a business combination, it is likely that the management of the target business (or businesses) at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company, including compliance with the Sarbanes-Oxley Act, maintaining internal controls or dealing with the public markets, which could cause us to expend time and resources helping them become familiar with such laws. Furthermore, the future role of our existing officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our existing officers and directors will have significant experience or knowledge relating to the operations of the particular target business (or businesses).

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business (or businesses). We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

    Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business (or businesses) based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them in favor of such business combination. We will proceed with the business combination only if a majority of the shares of common stock voted are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights.

    Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account (excluding the proceeds of the private placement), inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination, net of taxes payable and any amounts previously released to us for working capital and to repay management loans), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account (and excluding any funds held in the trust account for the benefit of the underwriters), the initial per-share redemption price (based upon amounts originally placed in the trust account, assuming that the trust account is not reduced due to the claims of creditors) would be approximately $7.75, or approximately $0.25 less than the per-unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its redemption rights, such stockholder will not have his, her or its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the aggregate number of shares sold in this offering exercise their redemption rights. These redemption provisions, which are contained in our certificate of incorporation, cannot be amended without the affirmative vote of 90% of the shares sold in this offering. We view these provisions as obligations to our investors and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

    Plan of Dissolution and Liquidation if no business combination

Pursuant to the terms of our amended and restated certificate of incorporate and the investment management trust agreement between us and American Stock Transfer and Trust Company, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve, liquidate the trust account and distribute only to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and up to $1,500,000 of interest earned on the trust account that may be released to us), plus any remaining net assets. These liquidation provisions, which are contained in the investment management trust agreement, cannot be amended without the affirmative vote of 90% of the public stockholders. The provisions are also set forth in our certificate of incorporation, an amendment to which requires the affirmative vote of 90% of the shares sold in this offering. We view these provisions as obligations to our investors and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions. In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors has agreed to dissolve after the expiration of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. In the event of our dissolution and distribution of the trust account prior to a business combination, the members of management who have made loans to us will not be entitled to receive any amounts from the trust account with respect to such loans, regardless of whether the loans from management or any accrued interest thereon is still outstanding. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Subsequent to the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and to vote their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.85, or approximately $0.15 less than the per-unit offering price of $8.00. Because the initial per-share redemption price is lower than the $8.00 per-unit offering price and may be lower than the market price of the common stock on the date of redemption, there may be a perceived disincentive on the part of public stockholders to exercise their redemption rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. In such event, we cannot assure you that the actual per-share liquidation price will not be less than $7.85, plus interest (net of taxes payable, which taxes, if any, shall be paid from the trust account), due to claims of creditors.

Yaron Eitan, our Chief Executive Officer, has agreed to indemnify us for all claims of vendors (which does not include, for example, third party creditors, but does include accountants, lawyers, investment bankers, consultants and analysts) to the extent that we fail to obtain valid and enforceable waivers from such vendors in order to protect the amounts held in trust.

Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would consider of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party's engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Yaron Eitan, our Chief Executive Officer, has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors (which does not include, for example, third party creditors, but does include accountants, lawyers, investment bankers, consultants and analysts) for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the trust account. Based on information we have obtained from Mr. Eitan, we currently believe that he is of substantial means and capable of funding a shortfall in our trust account even though we have not asked him to reserve for such an eventuality. However, we cannot assure you that he will be able to satisfy those obligations. Further, he will not be personally liable to pay debts and obligations to prospective target businesses, if a business combination is not consummated with such prospective target businesses, or for claims from any entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than approximately $7.85, plus interest (net of taxes payable and up to $1,500,000 of interest earned on the trust account that may be released to us), due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy laws, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and up to $1,500,000 of interest earned on the trust account that may be released to us to fund our working capital and to repay loans made to us by management). Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust account.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. In addition, Yaron Eitan has agreed to indemnify us for all claims of vendors (which does not include, for example, third party creditors, but does include accountants, lawyers, investment bankers, consultants and analysts) to the extent that we fail to obtain valid and enforceable waivers from such vendors in order to protect the amounts held in trust.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and distribution, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years, which could force us to use monies held in trust to pay the claims of creditors in order to dissolve. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely present or future claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, consultants, analysts, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Although we cannot predict with certainty every potential claim or lawsuit that may be brought against us, what waiver agreements we will be able to enter into, if any, the amount of expenses in excess of our funds outside the trust account, or the ability of Mr. Eitan to indemnify the trust account we believe that the claims that could be made against us are significantly limited and we believe that it is unlikely that any claim would result in any liability extending to the trust account.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution, which we currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

•	our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board of directors's recommendation of such plan;

•	promptly after reaching the deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then 15 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution.

Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board of directors's recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board of directors will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.

    Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination and to obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire one or more operating businesses that have a fair market value equal to at least 80% of our net assets (excluding any amounts held for the benefit of the underwriters) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We believe, however, that to the extent that a target business (or businesses) is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We intend to maintain our executive offices at 65 Challenger Road, Ridgefield Park, NJ 07660. We currently do not have a formal lease arrangement with respect to the use of our executive offices. We may, however, in the future enter into a leasing arrangement for office space with an unaffiliated third party or with certain of our officers and directors. Upon completion of this offering, certain of our officers and directors may seek reasonable reimbursement not to exceed $7,500 per month for office space and administrative support related to our acquisition efforts. We expect that any expense reimbursement for these costs will be pre-approved by the independent and disinterested members of our board of directors if it is to be paid to an officer or directors. We consider our current office space adequate for our current operations.

Employees

We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally we will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. We believe that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison To Offerings Of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds and underwriter's commissions
$58,132,000 of the net proceeds of this offering and the private placement will be deposited into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, as trustee. This amount includes $2,370,000 of the proceeds attributable to the underwriters' discount (assuming the underwritier's over allotment option is not exercised will be placed into the trust account.
$50,125,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $58,132,000 of net offering proceeds held in trust will only be invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value of net assets of target business
The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding any amounts held in the trust account for the benefit of the underwriters) at the time of such acquisition.
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within 20 days following the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full unless Rodman & Renshaw, LLC determines that an earlier date is acceptable, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with this offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period). If a business combination does not occur within these time frames our purpose and powers will be limited to dissolving, liquidating and winding up.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Other than up to $1,500,000 of interest earned on the trust account that may be released to us, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation approved by our stockholders upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on trust account
Interest earned on the trust account may be disbursed for the purposes of (i) paying taxes on interest earned, and (ii) funding working capital requirements up to $1,500,000 (including the payment of principal and interest on loans made to us by management). While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to a stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. In addition, since we currently anticipate complying with Section 281(b) of the Delaware General Corporation Law if we are forced to dissolve, we would be required to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years, which could force us to use monies held in trust to pay the claims of creditors in order to dissolve.
Interest earned on proceeds held in a trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Yaron Eitan	50	Chief Executive Officer, President and Director
Amit Avnet	33	Executive Vice President, Secretary, and Director
Winston Churchill	67	Chairman of the Board, Director
Ehud Barak	64	Director
Isaac Applbaum	46	Director
Archie Clemins	61	Director
Marc L. Abramowitz	53	Director
Joseph T. Gorman	68	Director

Yaron Eitan has been our Chief Executive Officer, President and a director since May 31, 2006. Mr. Eitan founded Selway Partners LLC, a holding company focused on early stage technology investments, in 1998 and has been its President and Chief Executive Officer since that time. From December 2003 to the present, Mr. Eitan has been a member of SCP Private Equity Management Company, LLC, a private equity and venture capital management company. From 1989 to 1998, Mr. Eitan was the Chief Executive Officer of Geotek Communications, Inc., a wireless technology and services company. Mr. Eitan is a director of Clearstory Systems Inc., a provider of flexible, on-demand digital asset management and enterprise content management solutions. Mr. Eitan holds an M.B.A. from the Wharton School of Business of the University of Pennsylvania.

Amit Avnet has been our Executive Vice President, Secretary and a director since May 31, 2006. From December 2003 to the present Mr. Avnet has been a principal of SCP Partners, a private equity and venture capital fund. From April 2001 to the present, Mr. Avnet has been the Vice President of Operations for Selway Partners, LLC. From September 1999 to April 2001 he was the Vice President of Tower Hill Capital Group, Inc., a merchant banking and consulting firm. From January 1998 to August 1999, Mr. Avnet was the Advisor to the Chief Executive Officer of Ofer Brothers Properties Ltd, the real estate property management and development division of Ofer Brothers Group. From 1995 to 1997, Mr. Avnet served as a Budget Staff Officer for the Israeli Ministry of Defense, Budget Department. Mr. Avnet is a director of Clearstory Systems, Inc. Mr. Avnet has an MBA, magna cum laude, from Tel-Aviv University, and a BA in Economics, cum laude, from the Technion — Israel Institute of Technology.

Winston Churchill has been our Chairman of the Board since May 31, 2006. Since 1996, Mr. Churchill has been a member of SCP Private Equity Management, LLC. From 1993 to the present he has been the Co-Chairman of CIP Capital Management, Inc., a management company, and a director of CIP Capital, Inc., an investment company. He is currently a director of Innovative Solutions and Support, a company engaged in the design, manufacture, and sale of flight information computers, flat panel displays, and monitoring systems; Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services; Griffin Land & Nurseries, a real estate and landscape nursery business; and Auxilium Pharmaceuticals, Inc., a company that develops and commercializes pharmaceutical products for urologic and sexual health disorders. Mr. Churchill is a member of the Executive Committee of the Council of Institutional Investors. Mr. Churchill holds a BS in Physics, Summa Cum Laude, from Fordham University, an MA in Economics from Oxford University, where he was a Rhodes Scholar, and a JD law degree from Yale Law School.

Ehud Barak has been one of our directors since May 31, 2006. From 2003 to the present Mr. Barak has been a venture partner of SCP Partners. From May 1999 to February 2001 Mr. Barak was the Prime Minister of Israel. Previous positions included Head of Defense Planning and Budgeting, head of the Israeli intelligence community, Chief of the General Staff of the Israel Defense Forces, Minister of the Interior in Prime Minister Itzhak Rabin’s cabinet, Minister of Foreign Affairs and Labor Party Chairman. In the course of his 36-year career in the Israeli Defense Forces, Mr. Barak was awarded the ‘‘Distinguished Service Medal’’ and four additional citations for outstanding courage and valor, making him the most decorated soldier in the history of the Israeli Defense Forces. Mr. Barak received his B.Sc. in Physics and Mathematics from the Hebrew University in Jerusalem in 1968, and a Masters in Economic Engineering Systems from Stanford University in 1978.

Isaac Applbaum has served as a director of Vector since August 2005 and was our Chairman of the Board, Executive Vice President and Secretary until May 31 2006. Mr. Applbaum has over 22 years of experience in the computer software industry. Since March 2001, Mr. Applbaum has served as a partner with Lightspeed Venture Partners, a venture capital firm with $2.3 billion under management. Mr. Applbaum's primary focus at Lightspeed is to identify investment opportunities in Israel. From November 1998 until March 2001, Mr. Applbaum was a Senior Vice President at Bank of America with responsibility for its E-Ventures group following Bank of America's purchase of Concorde Solutions, Inc. (CSI) in 1998. CSI was a financial services applications company that Mr. Applbaum founded in 1995 and for which he served as Chief Executive Officer from 1995 until November 1998. Mr. Applbaum is currently a Special Advisor to the Ministry of Industry and Trade for the State of Israel and a member of the Young President's Organization.

Marc L. Abramowitz has served as a director of Vector since August 2005 and was its Chief Executive Officer and President from inception until May 31, 2006. Since 1987, Mr. Abramowitz has been a private investor and has led several investor groups in the purchase and sale of businesses in a variety of industries, including retailing, medical products and a marine diesel engine parts company in which Mr. Abramowitz continues to hold a significant equity stake. In 2004, Mr. Abramowitz became a special limited partner of Riverlake Partners, a private equity fund based in Portland, Oregon concentrating on small to medium sized operating companies. Since 2002, Mr. Abramowitz has served as a consultant to senior management of Gencorp, Inc. (NYSE: GY). Mr. Abramowitz began his career with Berkeley Bio-Medical, a publicly traded company, which owned and operated health care facilities and manufactured and sold medical products. Mr. Abramowitz served in various capacities at Berkeley Bio-Medical including Corporate Counsel, President and Chief Executive Officer from 1977 until 1986. Mr. Abramowitz remains an active investor in operating businesses and will continue to do so following this offering including opportunities in businesses related to those of interest to us. Mr. Abramowitz graduated with great distinction from the University of California at Berkeley, received a M.S. in Management from Stanford University and received a JD with honors from Harvard Law School.

Admiral (Ret.) Archie Clemins has served as a director of Vector since August 2005. Admiral Clemins has been President of Caribou Technologies, Inc., an international consulting firm he founded, since January 2000. Since January 2005, he has also been a Venture Partner with Highway 12 Ventures. Admiral Clemins retired from the U.S. Navy in December 1999 after serving as the Commander in Chief of the U.S. Pacific Fleet; previous commands included Command of the U.S. Seventh Fleet, Command of the Pacific Fleet Training Command, Command of Submarine Group Seven and Command of the submarine USS Pogy (SSN 647). Admiral Clemins currently serves on the board of directors for Global Crossing, Ltd. (Nasdaq: GLBC), Extended Systems, Inc. (Nasdaq: XNTD), Healthwise, the Software Revolution and Advanced Electron Beams. Admiral Clemins received a Bachelors of Science degree and Masters of Science degree from the University of Illinois.

Joseph T. Gorman has served as a director of Vector since August 2005. Mr. Gorman is the retired Chairman and Chief Executive Officer of TRW, Inc. (NYSE: TRW), a provider of advanced technology products and services. He joined TRW in 1976, becoming President and Chief Operating Officer in 1995 and serving as Chairman and Chief Executive Officer from December 1988 through January 2001. Mr. Gorman is a past Chairman of the U.S.-Japan Business Council and received Japan's 1994 Prime Minister's Trade Award for his contributions to promoting improved U.S.-Japan trade relations. He has also served on the boards of the U.S.-China Business Council and the Prince of Wales International Business Leaders Forum and was a trustee of the Center for Strategic and International Studies. Mr. Gorman currently serves on the board of directors of Alcoa, Inc. (NYSE: AA), Procter & Gamble (NYSE: PG), and Imperial Chemical Industries, and is a recently retired director of National City Corp. (NYSE:NCC). Mr. Gorman received a bachelor's degree from Kent State University and a JD from Yale Law School.

The board of directors intends to create various committees to help govern our corporate affairs and evaluate acquisition candidates. Specifically, we intend to form an audit committee in connection with our acquisition review and expect to have an ‘‘audit committee financial expert’’ serving on the audit committee. These actions may entail appointing an additional director, although that determination has not yet been made. At any time that our board of directors has an even number of directors, the Chairman of the board of directors is entitled to cast a deciding vote in matter considered by the full board of directors.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our business combination. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Entities with which certain members of our management team are affiliated

Selway Partners LLC is a limited liability company that focuses on developing and managing early stage technology companies, assisting them with their development strategies, and providing them with the financial support needed to rapidly introduce their products and services. The services offered by Selway include consulting related to strategy; product and technology development; office space and network infrastructure; and marketing, legal, accounting, and business development support and services.   These services are designed to allow each of Selway's partner companies to focus on their core competencies and reduce the time-to-market of their products and services.

SCP Private Equity Management Company LLC is a fund management company that does not invest directly in other companies. It hires the personnel required to manage its clients' assets, leases office space, and pays most expenses related to the management of those assets. SCP Private Equity Management Company LLC charges an annual management fee that it collects from each fund it manages. Neither fund managed by SCP Private Equity Management Company LLC is able to make new investments at this time since the investment periods of both such funds have expired.

SCP Private Equity Partners II L.P, owns a majority of the outstanding equity of DVTel Inc and of XVionics Partners L.P. Mr. Eitan is Chairman of the Board of Directors of DVTel, Inc. and Mr. Avnet is a director of DVTel. Mr. Eitan and Mr. Churchill serve as directors of XVionics. DVTel provides software for the monitoring and administration of all video, audio, access control, visitor management, credential creation, analytics and alarm monitoring assets over IP networks. XVionics is a global defense and aviation technology company which provides fully integrated, combat-proven ‘‘Enterprise Resource Planning’’ and ‘‘Operations Management Systems’’ at the wing and squadron-level of military aviation organizations around the world.

Executive Compensation

Except for reasonable reimbursement for office space and administrative support in an amount not to exceed $7,500 per month, no executive officer has received any cash compensation for services rendered, and no compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled ‘‘Directors and Executive Officers.’’

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

•	Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations, and because Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC, in which each of Yaron Eitan and Winston Churchill is a member, have waived their liquidation distribution rights with respect to the 93,750 shares included in the units they are purchasing in the private placement, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	If management wishes to negotiate its retention by a target business post business combination, it may look unfavorably upon or reject a business combination if the potential target's owners refuse to retain management following a business combination.

We are obligated, to pay to Selway Partners LLC an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as the use of limited office space in New Jersey. We believe that, based on rents and fees for similar services in New Jersey, the fee charged by Selway Partners LLC is at least as favorable as we could have obtained from an unaffiliated third party.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

Each of Yaron Eitan, Amit Avnet, Winston Churchill and Ehud Barak is affiliated with SCP Private Equity Partners II L.P. (one of our stockholders) and/or its affiliates. However, since the time period in which SCP Private Equity Partners II L.P. or its affilitates may make new investments in other entities has expired, such individuals do not have a conflict of interest with respect to SCP Private Equity Partners II L.P.

SCP Private Equity Partners II L.P, owns a majority of the outstanding equity of DVTel Inc and of XVionics. Mr. Eitan is Chairman of the Board of Directors of DVTel and Mr. Avnet is a director of DVTel. Mr. Eitan and Mr. Churchill serve as directors of XVionics. These companies currently conduct business in our target industries. DVTel provides software for the monitoring and administration of all video, audio, access control, visitor management, credential creation, analytics and alarm monitoring assets over IP networks. XVionics is a global defense and aviation technology company which provides fully integrated, combat proven ‘‘Enterprise Resource Planning’’ and ‘‘Operations Management Systems’’ at the wing and squadron-level of military aviation organizations around the world. Due to these existing affiliations, our officers and directors have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us (assuming that such entities would be interested in such business opportunity).

Isaac Applebaum is a partner of Opus Capital, where he is focused on finding Israeli-based early stage technology investments for Opus Capital. We do not believe that his activities with such firm would create a conflict of interest with us.

Archie Clemins serves as a consultant to IBM, Microsoft, Cisco, Boeing and SAIC, for which his activities include seeking potential target businesses related to each company's government business. Although unlikely, each such relationship could result in a conflict of interest with us. In addition, Admiral Clemins is on the advisory board of Attensity, a company that develops text analytic solutions for commercial enterprises and government organizations, which has potential implications in the defense industry. In the event that he located a potential target business that would be satisfactory for both us and one of the above companies, Admiral Clemins would have a conflict of interest which, since he has a pre-existing duty to the other entities, would be resolved in favor of such other entities.

Each officer and director has currently advised us that they are not currently engaged in any conversations with entities that could be a potential target business for us.

In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them in favor of the business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation of our trust account as part of our plan of dissolution and distribution to our public stockholders, as well as to vote for any plan of dissolution and distribution submitted to our stockholders, occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and the shares included in the units being purchased in the private placement.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in each case in our proxy soliciting materials furnished to our stockholders, and we expect that such independent banking firm will be a consenting expert.

As of the date of this prospectus, our officers and directors have advanced to us a total of $348,791 which was used to pay a portion of the expenses of this offering referenced in the ‘‘Use of Proceeds’’ section of this prospectus for SEC and NASD registration fees, legal fees and other offering-related expenses. Additionally, our officers and directors have agreed to enter into a revolving credit agreement with us in the amount of $500,000 at closing. Of the amount currently outstanding, $205,000 will be payable with 4% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of the interest earned on the trust account (net of taxes payable), and the balance and any advances under the revolving credit agreement will be repayable with 5.5% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of interest earned on the trust account (net of taxes payable). At the time of our dissolution and liquidation prior to a business combination, the persons who have made loans to us will not be entitled to receive any amounts from the trust account with respect to any outstanding balance on such loans or accrued interest thereon.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our officers and directors; and

•	All our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering
Yaron Eitan	539,063	(2)	28.22%	5.64%
Amit Avnet	187,500		10.00%	2.00%
Winston J. Churchill	539,063	(2)	28.22%	5.64%
Ehud Barak	93,750		5.00%	1.00%
Isaac Applbaum	93,750		5.00%	1.00%
Archie Clemins	93,750		5.00%	1.00%
Marc L. Abramowitz	93,750		5.00%	1.00%
Joseph T. Gorman	93,750		5.00%	1.00%
SCP Private Equity Management Company, LLC(3)	234,374		12.50%	2.50%
All directors and executive officers as a group (eight individuals)	1,734,376	(4)	92.50%	18.50%
All directors and executive officers as a group and their affiliates	1,968,750	(5)	100.00%	21.00%(5)

*	less than one (1%) percent.

(1)	The business address of each officer and director is 65 Challenger Road, Ridgefield Park, NJ 07660.

(2)	Includes 20% of the shares of common stock owned by SCP Private Equity Management Company, LLC, of which the stockholder owns 20% of the membership interests.

(3)	The address of SCP Private Equity Management Company, LLC is 1200 Liberty Ridge Drive, Suite 300, Wayne, PA 19087. Messrs. Eitan and Churchill, together with Wayne B. Weisman, Thomas G. Rebar and James W. Brown are joint and equal owners of this limited liability company, each with equivalent rights as a member therein.

(4)	Includes 40% of the shares of common stock owned by SCP Private Equity Management Company, LLC, an entity in which Yaron Eitan and Winston J. Churchill are members. Each disclaims beneficial ownership of 80% of the shares of common stock owned by SCP Private Equity Management Company, LLC.

(5)	Includes the 93,750 shares included in the units that Yaron Eitan, Winston Churchill and SCP Private Equity Management Company, LLC will acquire in a private placement that will occur immediately prior to this offering. Such shares are not included in the beneficial ownership of such persons because it has not yet been determined who will purchase such units.

None of our existing stockholders, officers and directors has indicated to us that he or it intends to purchase units in the offering. Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own more than 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the units outstanding prior to the date of this prospectus and the private placement will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, these units will not be transferable during the escrow period and will not be returned from escrow, until one year after the consummation of a business combination or earlier in the event the business combination results in a change of control of us or we receive stockholder approval of the release of such units.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock owned by them, including shares they may acquire in the offering, or in the after market, in favor of the business combination. Accordingly, they will not be entitled to any redemption rights available to public stockholders who vote against a business combination.

On May 31, 2006 our stockholders at the time sold shares owned by them to the persons named below for approximately $0.013 per share in transactions exempt from registration under the Securities Act:

Marc L. Abramowitz transferred 234,374 shares to SCP Private Equity Management Company, LLC

Marc L. Abramowitz transferred 104,688 shares to Winston Churchill

Marc L. Abramowitz Irrevocable Trust Number 7 transferred 200,000 shares to Winston Churchill

Isaac Applbaum transferred 46,874 shares to Winston Churchill

Max Weiss transferred 140,625 shares to Winston Churchill

Abraham Sofaer transferred 1 share to Winston Churchill

Isaac Applbaum transferred 492,188 shares to Yaron Eitan

Joseph Gorman transferred 46,875 shares to Ehud Barak

Archie Clemins transferred 46,875 shares to Ehud Barak

Abraham Sofaer transferred 187,500 shares to Amit Avnet

All such transfers were exempt from registration pursuant to Sections 4(1) and 4(2) of the Securities Act, due to the limited number of individuals involved, their status as accredited investors and transfer restrictions and legends on the share certificates. None of the transferees in the above described transaction (i) had any relationship with the transferors in such transaction, (ii) were sold the shares as consideration for services provided to us, or (iii) assumed any of our obligations or those obligations of the transferors in connection with such transaction.

Messrs. Eitan and Churchill are deemed to be our ‘‘promoters,’’ as this term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 1,875,000 shares of our common stock to the individuals and entity set forth below for $25,000 in cash, at a purchase price of approximately $0.013 per share, as follows:

Name	Number of Shares	Relationship To Us at Time of Issuance
Marc L. Abramowitz	432,812	Director and executive officer
Marc L. Abramowitz Irrevocable Trust Number 7 for His Children and Their Descendants	200,000	Affiliate of director and executive officer
Isaac Applbaum	632,812	Director and executive officer
Abraham D. Sofaer	187,501	Director
Max Weiss	140,625	Director
Archie Clemins	140,625	Director
Joseph T. Gorman	140,625	Director

Subsequent to the issuance date, the foregoing persons transferred all or a portion of their shares to our current stockholders at a price per share equal to $0.013.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, cannot be earlier than one year from the date a business combination is consummated. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our officers have agreed that SCP Private Equity Management Company, LLC, an entity they own with others, and Winston Churchill and Yaron Eitan, individually, will purchase an aggregate of 93,750 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of the private placement units demand and ‘‘piggy-back’’ registration rights with respect to the 93,750 shares, the 93,750 warrants and the 93,750 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements. The warrants sold in the private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws. The holders of those warrants may be able to exercise their warrants even if, at the time of exercise, there is no current prospectus relating to the common stock issuable upon exercise of such warrants if such exercise is deemed to be a transaction that is exempt from the registration requirements under the federal securities laws. The shares of common stock issued upon such exercise will be restricted shares that will be eligible for resale only pursuant to an effective registration statement or in a transaction that is exempt from the registration requirements under the federal securities laws.

From our inception to date, our executive officers and directors have advanced a total of $348,791 to us to cover expenses related to this offering and the private placement. Our directors, Winston Churchill and Yaron Eitan have agreed to enter into a revolving credit agreement with us in the amount of $500,000 at closing. Of the amount currently outstanding, $205,000 will be payable with 4%

annual interest upon the consummation of a business combination, subject to earlier repayment solely out of the interest earned on the trust account (net of taxes payable), and the $143,791 balance and any advances under the revolving credit agreement will be payable with 5.5% annual interest upon the consummation of a business combination, subject to earlier repayment solely out of interest earned on the trust account (net of taxes payable). At the time of dissolution and liquidation, management will not be entitled to receive any amounts from the trust account with respect to any outstanding balance on such loans or accrued interest thereon.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination, except that they may receive reasonable reimbursement for office space and administrative support in an amount not to exceed $7,500 per month.

We are obligated, to pay to Selway Partners LLC an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as the use of limited office space in New Jersey. We believe that, based on rents and fees for similar services in New Jersey, the fee charged by Selway Partners LLC is at least as favorable as we could have obtained from an unaffiliated third party.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,875,000 shares of common stock are outstanding, held by seven holders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriter's over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines an earlier date is acceptable (based on its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. In the event earlier separate trading is permitted, we will file a current report on Form 8-K to notify stockholders of such separate trading. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for a business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them in favor of the business combination. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights discussed below.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account because we have not consummated a business combination within the required periods, our public stockholders are entitled to share ratably in the trust account, as part of any plan of dissolution and distribution, inclusive of any interest (net of taxes payable and any amounts previously released to us), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and have also agreed to vote all of their shares of common stock in favor of any plan of dissolution and distribution which we will submit to a vote of our stockholders.

Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Since our existing stockholders, which include our officers and directors, have agreed to vote all shares owned by them in favor of the business combination and the only way for a stockholder to exercise redemption rights is to vote against a business combination that is then consummated, they will not have any redemption rights in connection with our consummation of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, 93,750 warrants that were issued in the private placement are outstanding. Each unit sold in the offering and the private placement includes one warrant. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time and are exercisable on a cashless basis as follows. Upon the surrender of warrants to us for exercise on a cashless basis, a holder will receive that number of shares of our common stock issuable upon exercise of such holder's surrendered warrants less that number of shares of our common stock having a fair market value equal to the aggregate exercise price of the warrants exercised by the holder.

The warrants will trade separately on the 20th trading day after the earlier to occur of expiration of the underwriter's over-allotment option or its exercise in full, unless Rodman & Renshaw, LLC determines that an earlier date is acceptable. In no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option to be granted to the representative of the underwriters, Rodman & Renshaw, LLC),

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days' prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a cashless basis; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Under the Warrent Agreement, no shares may be delivered upon exercise of the warrants unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares, the warrants may become worthless. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available and if permitted by the blue sky laws of such jurisdictions. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, securities or other consideration in lieu of physical settlement in shares of our common stock.

However, because the warrants we sold in the private placement were issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants will be able to exercise their warrants even if, at the time of exercise, a registration statement relating to the common stock issuable upon exercise of such warrants is not current. The same is true for the warrants issued to the underwriters upon exercise of the unit purchase option being sold to the underwriters. As a result, the holders of the warrants purchased in the private placement or pursuant to the unit purchase option will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 740,625 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the representative's option are exercisable at $5.50 (110% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the dates when it is exercisable, see the section below entitled ‘‘Underwriting—Purchase Option.’’

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 9,375,500 shares of common stock outstanding, or 10,485,938 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 7,406,250 shares sold in this offering, or 8,517,188 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,968,750 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Since these 1,968,750 shares are owned by our officers, directors and affiliates, such shares may not be resold pursuant to Rule 144 and may only be resold pursuant to an effective registration statement or in a transaction that is exempt from the registration requirements of the Securities Act. Notwithstanding this, 1,875,000 of those shares have been placed in escrow and subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination or earlier in the event the business combination results in a change of control of us or we receive stockholder approval for the release of such shares. A change of control for this purpose means a consolidation or merger where our stockholders immediately prior to such transaction hold less than 50% of the voting stock of the surviving entity.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 14,859 shares, if the underwriter's exercise their over-allotment option); and

•	if we are then listed on Nasdaq or a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 also require compliance with the manner of sale provisions and notice requirements and upon the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an ‘‘underwriter’’ under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 will not be available for the resale of those securities despite technical compliance with the requirements of Rule 144. Resales of such securities will therefore need to be made pursuant to an effective registration statement or in a transaction that is exempt from the registration requirements of the Securities Act. Since our officers, directors and affiliates may be deemed to be promoters and we may be considered a blank check company, the shares purchased by such persons prior to this offering (including the shares sold in the private placement) would not be eligible for sale under Rule 144.

Registration Rights

The holders of our 1,875,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have granted the holders of the 93,750 units being purchased in a private placement immediately prior to this offering demand and ‘‘piggy-back’’ registration rights with respect to the shares, the warrants and the shares underlying the warrants comprising such units at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, for which Rodman & Renshaw, LLC is acting as representative, on a firm commitment basis, severally, and not jointly, the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Rodman & Renshaw, LLC

Total	7,406,250

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York, we have relied on our exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of the states in which they are located. The definition of an ‘‘institutional investor’’ varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $                 per unit and the dealers may reallow a concession not in excess of $                 per unit to other dealers.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,110,938 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth above. If any units underlying the over-allotment option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$59,250,000	$68,137,504
Discount(1)	$0.48	$3,555,000	$4,088,250
Proceeds before expenses (2)	$7.52	$55,695,000	$64,049,254

(1)	The underwriters have agreed to deposit 4.0% of the gross proceeds attributable to the underwriters' discount ($2,370,000 or $2,725,500 if the over-allotment option is exercised in full) into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination.

(2)	The offering expenses are estimated to be approximately $683,000.

Financial Services Advisory Agreement

Although we are not under any exclusive contractual obligation to engage the representative to provide any services for us after this offering and have no present intent to do so, the representative may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the representative provides services to us after this offering, we may pay the representative fair and reasonable fees that would be determined at that time in an arm's length negotiations. We have, however, entered into a non-exclusive financial services advisory agreement with the representative whereby we have agreed to pay the representative or its designee, a transaction fee payable, at our option, either in cash or in restricted shares of our common stock equal to 3% of the aggregate consideration paid by us if it introduces us to a target business and we consummate the business combination with such target business within 24 months of such introduction. Such fee is payable on the day on which the business combination closes. We will not pay the representative any fees other than the finder's fee described above for services rendered in connection with a business combination. The representative is not required to provide us with any services to earn this fee other than introducing us to a target business with which we consummate a business combination. If we pay a finder's fee to the representative in connection with a business combination, the fee will be paid out of the proceeds of this offering held in trust. This fee is not included as a separate item in our use of proceeds table because the representative will receive a fee only if it introduces us to a target business with which we consummate a business combination. Other than this financial advisory agreement, neither the representative, nor any of the other underwriters has, or will provide, any additional services to us in connection with effecting a business combination. Based upon guidance from the SEC, since the transfer of this amount to the representative will occur after the end of the ‘‘restricted period’’ under Regulation M, we believe that Regulation M is inapplicable to the financial advisory fee payable to the representative in the event we consummate a business combination with a target business introduced to us by them.

Warrant Solicitation Fee

We have engaged, the representative on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 3% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise had been solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the representative has not provided to the holder of the warrants solicited for exercise, a copy of the prospectus with respect to the shares of common stock underlying the warrants.

Purchase Option

We have agreed to sell to the representative, upon completion of the offering for $100, an option to purchase up to a total of 740,625 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants underlying the representative's option are exercisable at $5.50 (110% of the exercise price of the warrants included in the units sold in this offering). This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 740,625 units, the 740,625 shares of common stock and the 740,625 warrants underlying such units, and the 740,625 shares of common stock underlying such warrants, have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter or selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and ‘‘piggy back’’ rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The underwriters may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

Other Terms

We have also agreed with the representative, that (i) if the offering cannot be completed or if it elects not to proceed with the offering, it will pay us $100,000 as a termination fee, and (ii) if we elect not to proceed with the offering we will reimburse the representative for expenses actually incurred up to $50,000.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered hereby are being passed upon for us by Loeb & Loeb LLP, New York, NY. Morse, Zelnick, Rose & Lander LLP, New York, NY, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Vector Intersect Security Acquisition Corp.

We have audited the accompanying balance sheet of Vector Intersect Security Acquisition Corp. (a corporation in the development stage) as of December 31, 2005 and July 31, 2006, and the related statements of operations, stockholders' deficiency, and cash flows for the period from July 19, 2005 (inception) to December 31, 2005 and for the seven month period ended July 31, 2006 and for the period from July 19, 2005 (inception) to July 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vector Intersect Security Acquisition Corp. as of December 31, 2005 and July 31, 2006, and the results of its operations and its cash flows for the period from July 19, 2005 (inception) to December 31, 2005 and for the seven months ended July 31, 2006 and for the period from July 19, 2005 (inception) to July 31, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 9, 2006

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Balance Sheet

	December 31, 2005	July 31, 2006
ASSETS Current assets:
Cash	$9,661	$29,174
Insurance premium refund receivable	18,903	—
Total current assets	28,564	29,174
Deferred offering costs	142,703	307,494
Total assets	$171,267	$336,668
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$5,366	$45,550
Accrued interest on notes payable, stockholders	3,017	8,202
Advances from stockholder	—	8,820
Notes payable, stockholders	205,000	348,791
Total current liabilities	213,383	411,363
Commitments
STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value
Authorized 1,000,000 shares; none issued	—	—
Common stock, $0.001 par value
Authorized 50,000,000 shares
Issued and outstanding 1,875,000 shares	1,875	1,875
Additional paid-in-capital	23,125	23,125
Deficit accumulated during the development stage	(67,116)	(99,695)
Total stockholders' deficiency	(42,116)	(74,695)
Total liabilities and stockholders' deficiency	$171,267	$336,668

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Operations

	For the period from July 19, 2005 (inception) to December 31, 2005	For the seven months ended July 31, 2006	For the period from July 19, 2005 (inception) to July 31, 2006
Operating expenses	$64,099	27,394	$91,493
Interest expense – related party	3,017	5,185	8,202
Net loss for the period	$(67,116)	(32,579)	$(99,695)
Weighted average shares outstanding	1,875,000	1,875,000	1,875,000
Net loss per share	$(0.04)	$(0.02)	$(0.06)

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Stockholders Deficiency

For the period from July 19, 2005 (inception) to July 31, 2006

				Deficit Accumulated During the Development Stage
			Additional Paid-in capital		Total Stockholders' Deficiency
	Common Stock
	Shares	Amount
Common shares issued
July 19, 2005 at (inception) at $0.0133	1,875,000	1,875	23,125	$—	$25,000
Net loss for the period	—	—	—	(67,116)	(67,116)
Balances at December 31, 2005	1,875,000	1,875	23,125	(67,116)	(42,116)
Net loss for the period	—	—	—	(32,579)	(32,579)
Balances at July 31, 2006	1,875,000	$1,875	$23,125	$(99,695)	$(74,695)

See notes to financial statements.

Vector Intersect Security Acquisition Corp.
(a corporation in the development stage)
Statement of Cash Flows

	For the period from July 19, 2005 (inception) to December 31, 2005		For the period from July 19, 2005 (inception) to July 31, 2006
		For the seven months ended July 31, 2006
Cash flows from operating activities:
Net loss	$(67,116)	$(32,579)	$(99,695)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Insurance premium refund receivable	(18,903)	18,903	—
Accounts payable and accrued expenses	3,383	44,144	47,527
Net cash provided by (used in) operating activities	(82,636)	30,468	(52,168)
Cash flows from financing activities:
Payment of deferred expenses related to initial public offering	(137,703)	(163,566)	(301,269)
Proceeds from advances from stockholder	—	8,820	8,820
Proceeds from sale of shares of common stock	25,000	—	25,000
Proceeds from notes payable, stockholders	205,000	143,791	348,791
Net cash provided by financing activities	92,297	10,955	81,342
Net increase in cash	9,661	19,513	29,174
Cash at the beginning of the period	—	9,661	—
Cash at the end of the period	$9,661	$29,174	$29,174
Supplemental Disclosure of non-cash financing activity
Accrual of deferred offering costs	$5,000	$1,225	$6,225

See notes to financial statements.

Vector Intersect Security Acquisition Corporation
(a corporation in the development stage)
Notes to Financial Statements

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies	Nature of Operations

Vector Intersect Security Acquisition Corporation (the ‘‘Company’’) was incorporated in Delaware on July 19, 2005 as a blank check company, the objective of which is to acquire, through merger, capital stock exchange, asset acquisition or other similar Business Combination (as defined below), one or more businesses in the homeland security, national security and/or command and control industries.

At July 31, 2006, the Company had not yet commenced any commercial operations. All activity through July 31, 2006 relates to the Company's formation and the proposed public offering described below. The Company has elected December 31 as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation D under the Securities Act of 1933, as amended (the ‘‘Private Placement’’) and a proposed public offering (the ‘‘Public Offering’’, and together with the Private Placement, the ‘‘Proposed Offerings’’) which is discussed in Note 3. This factor raises substantial doubt about the Company's ability to continue as a going concern. The accompanying Financial Statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offerings, although substantially all the net proceeds of the Proposed Offerings are intended to be generally applied toward merging with or acquiring one or more operating businesses in the homeland security, national security and/or command and control industries (‘‘Business Combination’’). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Public Offering, $58,132,000 or 96.9% (approximately $7.85 per unit sold in the Public Offering) of the proceeds from the Proposed Offerings, after payment of certain amounts to the underwriters, will be held in a trust fund account (which includes $0.32 per unit held in the trust fund account for the benefit of the underwriters) (‘‘Trust Fund’’) and invested in government securities until the earlier of (i) the consummation of its first Business Combination; or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit each such transaction for stockholder approval. In the event (i) the Business Combination is not approved by a majority of the shares of common stock or (ii) 20% or more of the shares of common stock held by the public stockholders vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem its, his or her shares. The per share redemption price will equal the amount in the Trust Fund, plus interest (net of taxes payable) calculated as of two business days prior to the proposed Business Combination, less $750,000 attributable to the private placement, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Initial Stockholders.

The Company has agreed to a mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants (as defined below) contained in the Units (as defined below) to be offered in the Proposed Offerings discussed in Note 3).

Income Taxes

The Company recorded a deferred tax asset of $22,819 and $33,896, respectively, at December 31, 2005 and July 31, 2006, for the tax effect of temporary differences, aggregating $67,116 and $99,695 respectively for the periods ending on December 31, 2005 and July 31, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefits it will realize, the Company has recorded a valuation allowance equal to 100% of the deferred tax asset at December 31, 2005 and July 31, 2006.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Common Share

Loss per share has been computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In June 2006, the FASB issue Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109’’ (‘‘FIN 48’’). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with SFAS No. 109, ‘‘Accounting for Income Taxes.’’ FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect FIN 48 will have a material effect on our financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material affect on the accompanying financial statements.

2. Commitments	In connection with the Public Offering the Company will agree to sell to the representative of the underwriter, for $100, an option to purchase up to a total of 740,625 Units. The Units issuable upon exercise of this option are identical to those offered to the public, except that the Warrants underlying this option are exercisable at $5.50 (110% of the exercise price of the Warrants included in the units sold in the Public Offering). This option is exercisable at $8.80 per unit commencing on the later of the consummation of a Business Combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 740,625 units, the 740,625 shares of common stock and the 740,625 Warrants underlying such units, and the 740,625 shares of common stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (‘‘NASD’’) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealers participating in the offering and their bona fide officers or partners.

The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in the financial statements. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company estimated, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.40 per unit (or $6,375,000 in the aggregate), using an expected life of 5 years, volatility of 44%, and a risk-free rate of 5%. However, because the Company's units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical date of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination with the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as an agent for the solicitation of target for a Business Combination. The Company has agreed to pay the representative of the underwriters a transaction fee in cash equal to 3% of the aggregate consideration paid by the Company in a Business Combination with a target business the representative of the underwriters introduces to the Company, if such Business Combination is consummated within twenty-four months of such introduction.

The Company has engaged the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative of the underwriter for bona fide services rendered a commission equal to 3% of the exercise price for each Warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the representative's services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the representative upon the exercise of the Warrants if:

•	The market price of the underlying shares of common stock is lower than the exercise price;

•	The holder of the Warrants has not confirmed in writing that the representative solicited the exercise;

•	The Warrants are held in a discretionary account;

•	The Warrants are exercised in an unsolicited transaction; or

•	The representative has not provided to the holder of the Warrants solicited for exercise, a copy of the prospectus with respect to the shares of common stock underlying the Warrants.

The Company has engaged Selway Partners LLC, an entity with which several of the Company's officers and directors are affiliated, an aggregate monthly fee of $7,500 for certain administrative, technology, bookkeeping and secretarial services, as well as the use of limited office space in New Jersey.

3. Proposed Offerings

The Public Offering calls for the Company to offer for public sale up to 8,517,188 units (which includes 1,110,938 units subject to the underwriters' over-allotment option) (‘‘Units’’). The Private Placement calls for the Company to privately sell up to 93,750 Units. Each Unit consists of one share of the Company's common stock, $0.001 par value, and one common stock purchase warrant (‘‘Warrants’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share (which Warrant may be exercised on a cashless basis) commencing the later of (a) one year from the effective date of the Proposed Offering; or (b) the completion of a Business Combination with a target business and expiring four years from the date of the prospectus (unless earlier redeemed). The Warrant will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrant becomes exercisable, only in the event that (a) the last sales price of the common stock is at least $11.50 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to date on which notice of redemption is given.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the Warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the Warrants The Warrants may not be exercised in the absence of an effective registration statement, and, in the event that the Company is unable to maintain the effectiveness of such registration statement until the expiration of the Warrants, and therefore is unable to deliver registered shares, the Warrants may expire unexercised and worthless. In no event will the Company be required to net-cash settle the Warrants. Accordingly, the Company has determined that the Warrants should be classified in stockholders' equity upon issuance in accordance with the guidance in EITF 00-19, ‘‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock’’.

4. Deferred Offering Costs

Deferred offering costs consist of legal, auditing, regulatory filing, underwriting fees and other costs incurred related to the Proposed Offerings that will be charged to stockholders' equity upon receipt of the capital raised.

5. Advances from Stockholder

In March 2006 a stockholder advanced the Company a total of $8,820 for operating expenses. The advance is non-interest bearing and is due on demand.

6. Notes Payable, Stockholders

In addition to their purchase of the Company's common stock, the Company's two stockholders and officers have advanced the Company an aggregate of $205,000 in exchange for unsecured promissory notes. The notes bear interest at a rate of 4% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company, provided that if the IPO does not take place by November 30, 2007, such note shall be payable no later than December 31,2007.

The Company issued two additional notes with an aggregate principal amount of $143,791 to SCP Private Equity Management Company, LLC. The notes bear interest at a rate of 5.5% per annum with principal and accrued interest due no later than the first anniversary of the initial public offering of the Company, provided that if the IPO does not take place by November 30, 2007, such note shall be payable no later than December 31, 2007. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying value.

7. Common Stock

On June 7, 2006, the Company effected a 1 for 2.5 reverse stock split. The Company's financial statements give retroactive effect to such stock split.

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights, preferences, privileges and restrictions as may be determined from time to time by the Company's board of directors.

Until        , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering , may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$59,250,000

Vector Intersect Security Acquisition Corp.

7,406,250 Units

PROSPECTUS

Rodman & Renshaw, LLC

                , 2006

PART II

Information Not Required in Prospectus

ITEM 13.    Other Expenses Of Issuance And Distribution.

The estimated expenses payable by us in connection with our offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustee Fee	$1,000
SEC Registration Fee	$36,149
NASD filing fee	$33,575
Printing and engraving expenses	$65,000
Legal fees and expenses	$450,000
Blue Sky fees and expenses	$25,000
Accounting fees and expenses	$40,000
Miscellaneous	$29,496
TOTAL	$683,000

Item 14.    Indemnification Of Directors And Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph VIII of our certificate of incorporation provides:

‘‘The corporation shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.’’

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales Of Unregistered Securities.

(1) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Marc L. Abramowitz	432,812
Marc L. Abramowitz Irrevocable Trust Number 7 for His Children and Their Descendants	200,000
Isaac Applbaum	632,812
Abraham D. Sofaer	187,501
Max Weiss	140,625
Archie Clemins	140,625
Joseph T. Gorman	140,625

Such shares were issued in August 2005, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold in transactions not involving a public offering to a limited number of sophisticated, wealthy individuals. The shares issued to the individuals above were sold at a purchase price of approximately $0.013 per share, for an aggregate offering price of $25,000. No underwriting commissions or offering discounts with respect to such sales.

On May 31, 2006 our stockholders at the time sold shares owned by them to the persons named below for approximately $0.013 per share:

Marc L. Abramowitz transferred 234,374 shares to SCP Private Equity Management Company, LLC

Marc L. Abramowitz transferred 104,688 shares to Winston Churchill

Marc L. Abramowitz Irrevocable Trust Number 7 transferred 200,000 shares to Winston Churchill

Isaac Applbaum transferred 46,874 shares to Winston Churchill

Max Weiss transferred 140,625 shares to Winston Churchill

Abraham Sofaer transferred 1 share to Winston Churchill

Isaac Applbaum transferred 492,188 shares to Yaron Eitan

Joseph Gorman transferred 46,875 shares to Ehud Barak

Archie Clemins transferred 46,875 shares to Ehud Barak

Abraham Sofaer transferred 187,500 shares to Amit Avnet

All such transfers were exempt from registration pursuant to Sections 4(1) and 4(2) of the Securities Act, due to the limited number of individuals involved, their status as accredited investors and transfer restrictions and legends on the share certificates. None of the transferees in the above described transaction (i) had any relationship with the transferors in such transaction, (ii) were sold the shares as consideration for services provided to us or assumed any of our obligations, or (iii) those obligations of the transferors in connection with such transaction.

On the effective date of the prospectus which is a part of this registration statement, we will sell 93,750 units to Yaron Eitan (Our Chief Executive Officer and a director), Winston Churchill (our Chairman of the Board) and SCP Private Equity Management Company, LLC (an affiliate of both Mr. Eitan and Mr. Churchill) for an aggregate purchase price of $750,000, or $8.00 per unit. Each unit will consist of one share of common stock and one warrant to purchase one share of common stock, exercisable at $5.00 per share. The securities will be sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they will be sold to a limited number of individuals and their status as accredited investors. No discounts or commissions have been or will be paid in connection with this private placement.

In each of the foregoing sales of stock the purchasers were our officers and directors or affiliates of our officers and directors and therefore had access to all relevant information about us when choosing to invest in our securities.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
1.2	Form of Selected Dealers Agreement**
3.1	Amended and Restated Certificate of Incorporation**
3.2	By-laws**
4.1	Specimen Common Stock Certificate**
4.2	Specimen Unit Certificate**
4.3	Specimen Warrant Certificate (included in Exhibit 4.5)**
4.4	Form of Unit Purchase Option to be granted to the representative
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Loeb & Loeb LLP*
10.1	Form of Investor Agreements among the Registrant, the underwriter and each of Messrs. Clemins, Gorman, Abramowitz, Applbaum, Barak, Amit, Churchill and Eitan*
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant**
10.3	Form of Stock Escrow Agreement among the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders**
10.4	Form of Registration Rights Agreement among the Registrant, the Initial Stockholders and the Private Placement Purchasers**
10.5	Amended and Restated Promissory Note in the principal amount of $87,500 between the Registrant and Isaac Applbaum
10.6	Amended and Restated Promissory Note in the principal amount of $87,500 between the Registrant and Marc Abramowitz
10.7	Form of Placement Unit Agreement among the Registrant, SCP Private Equity Management Company LLC, Mr. Eitan and Mr. Churchill*
10.8	Form of Financial Advisory Services Agreement between the Registrant and Rodman & Renshaw, LLC.**
10.9	Promissory Note in the principal amount of $120,000 between the Registrant and SCP Private Equity Management Company LLC**
10.10	Promissory Note in the principal amount of $23,790.82 between the Registrant and SCP Private Equity Management Company LLC**
10.11	Promissory Note in the principal amount of $30,000 between the Registrant and Isaac Applbaum
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
24	Power of Attorney **

*	To be filed by amendment.

**	Previously filed.

(b)	Financial Statement Schedules

None.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4)	That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 14th day of September 2006.

VECTOR INTERSECT SECURITY ACQUISITION CORP.
By:	/s/ Yaron Eitan
Name:	Yaron Eitan
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yaron Eitan	Chief Executive Officer, President and Director (Principal Executive Officer)	September 14, 2006

Yaron Eitan

/s/ Amit Avnet	Executive Vice President, Secretary and Director (Principal Financial and Accounting Officer)	September 14, 2006

Amit Avnet

/s/ Winston Churchill	Director	September 14, 2006

Winston Churchill

/s/ Issac Applbaum	Director	September 14, 2006

Isaac Applbaum

/s/ Archie Clemins	Director	September 14, 2006

Archie Clemins

/s/ Marc L. Abramowitz	Director	September 14, 2006

Marc L. Abramowitz

/s/ Joseph T. Gorman	Director	September 13, 2006

Joseph T. Gorman

/s/ Ehud Barak	Director	September 14, 2006

Ehud Barak